Exhibit 10.5B

SUBLEASE AGREEMENT

This Sublease Agreement (this “Sublease”) is dated as of February 4, 2019, for reference purposes only, by and between Revolution Medicines, Inc., a Delaware corporation (“Sublandlord”), as successor to Warp Drive Bio, LLC, a Delaware limited liability company, with Sublandlord having an address of 700 Saginaw Drive, Redwood City, CA 94063, Attn: General Counsel, (email: Legal@revolutionmedicines.com), and Casma Therapeutics, Inc., a Delaware corporation, (“Subtenant”), having an address at 29 Newbury Street, Boston, Massachusetts 02116 prior to the Commencement Date and at the Premises on and after the Commencement Date. This Sublease shall be effective as of the date set forth in Section 2, below.

RECITALS

A. ARE-Tech Square, LLC, a Delaware limited liability company (“Master Landlord”) and Sublandlord are parties to that certain Lease Agreement dated as of August 22, 2012 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of May 18, 2017 (the “First Amendment”) (the Original Lease, as so amended, being referred to herein as the “Master Lease”) each as attached hereto as Exhibit A, pursuant to which Master Landlord leases to Sublandlord space containing approximately 21,621 rentable square feet consisting of the entire second (2nd) floor (the “Premises”) of the building located at 400 Technology Square, Cambridge, Massachusetts (the “Building”). All capitalized terms used but not defined herein shall have the meanings ascribed in the Master Lease (as modified by this Sublease).

B. The term of the Master Lease is scheduled to expire by its terms on February 28, 2023.

C. Sublandlord desires to sublease the Premises to Subtenant and Subtenant desires to sublease the Premises from Sublandlord pursuant to the terms and conditions of this Sublease.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Sublandlord and Subtenant hereby agree as follows:

1. Sublease Premises. Sublandlord hereby subleases to Subtenant the Premises, and Subtenant hereby subleases the Premises from Sublandlord, pursuant to the terms and conditions of this Sublease, together with the right, appurtenant thereto, to use, in common with others, the lobbies, entrances, stairways, public elevators and loading areas, and other public portions of the Building on the terms and conditions set forth in this Sublease as well as the central vacuum, compressed air, RODI water and acid neutralization systems serving the Premises. Subtenant shall accept the Premises in the condition and state of repair on the commencement of Subtenant’s Early Access (as defined in Section 4 below) broom clean in its “AS IS” and “WHERE IS” condition, and Sublandlord makes no representation or warranty regarding the Premises except as otherwise expressly set forth herein. Sublandlord shall deliver the Premises on the commencement of Subtenant’s Early Access with all items for which Sublandlord has maintenance or repair obligations pursuant to the Master Lease in good working condition. Except as otherwise provided in this Sublease, Subtenant expressly acknowledges and agrees Sublandlord shall not have any obligation to perform any work to prepare the Premises for Subtenant’s use and occupancy. By taking possession of the Premises, Subtenant is deemed to have accepted the Premises and agreed that the Premises are in good order and satisfactory condition, with no representation or warranty by Sublandlord as to the condition of the Premises or the suitability thereof for Subtenant’s use except as otherwise expressly provided in this Sublease. Subtenant shall be solely responsible, subject to Master Landlord’s prior written consent, for the installation and maintenance of, and all payments for, any phone, security, alarm, and IT systems in the Premises.

2. Effective Date; Master Landlord’s Consent Required. This Sublease shall not become effective or binding upon Sublandlord until the date an executed copy of Master Landlord’s written consent to this Sublease (“Consent”) is executed and delivered to Sublandlord and Subtenant. Sublandlord hereby disclaims any representation or warranty, whether express or implied, to Subtenant that Sublandlord will obtain the Consent, but Sublandlord shall use good faith efforts to obtain the same in accordance with the provisions of the Master Lease and Subtenant shall reasonably cooperate with Sublandlord in its efforts to obtain the same (including, without limitation, providing a Hazardous Materials List as promptly as possible). Sublandlord shall request such Consent and Subtenant shall pay any fees or charges expressly provided for in the Master Lease with respect to the obtaining of such Consent. Subtenant agrees promptly to provide any reasonable financial or other information requested by Master Landlord pursuant to the Master Lease. Each party agrees promptly to execute and deliver the Consent in a form acceptable to Master Landlord, Sublandlord and Subtenant. If the Consent is not received within sixty (60) days of the full execution and delivery hereof, either party by notice to the other given prior to the receipt of the Consent, may terminate this Sublease, in which case Sublandlord shall promptly return to Subtenant all sums theretofore paid by Subtenant hereunder. Subtenant waives any claim against Master Landlord arising out of any failure or refusal by Master Landlord to grant consent to this Sublease. Simultaneously with the delivery to Sublandlord of an executed counterpart of this Sublease, and as a precondition to Sublandlord’s obligation to deliver possession of the Premises to Subtenant or request the Consent: (a) Subtenant shall have delivered to Sublandlord (i) the Security Deposit (as defined in Section 6 of this Sublease), and (ii) the first monthly installment of Sublease Rent pursuant to the terms and conditions of this Sublease, and (b) Sublandlord shall have received that certain Guaranty of Sublease in the form attached hereto as Exhibit B (the “Guaranty”) executed by Third Rock Ventures, LLC, a Delaware limited liability company (“Guarantor”).

3. Term. The term of this Sublease (the “Term”) shall commence on the date that is the latest of: (a) the date the fully-executed Consent is received by Sublandlord and Subtenant, (b) March 1, 2019, and (c) fifteen (15) days following Sublandlord’s delivery of the Premises to Subtenant fully decommissioned by a certified industrial hygienist in accordance with the terms and conditions of the Master Lease (as applicable to a surrender of the Premises) (the “Commencement Date”) and shall expire on February 28, 2023 (“Expiration Date”), unless earlier terminated or extended pursuant to the terms of this Sublease. If Sublandlord fails to deliver possession of the Premises to Subtenant on or before April 1, 2019 (“Outside Delivery Date”), then the validity of this Sublease shall not be affected thereby and Sublandlord shall have no liability to Subtenant on account of such failure to deliver possession; provided, however, Subtenant shall have the right to terminate this Sublease effective upon delivery of written notice of termination to Sublandlord provided such notice of termination is delivered within five (5) days of the Outside Delivery Date. During the last 120 days of the Term, Sublandlord shall have access

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to the Premises for purposes of complying with its surrender obligations under the Master Lease and Subtenant shall cooperate with Sublandlord for such purposes, provided that Sublandlord shall use reasonable efforts to ensure its access will not materially interfere with Subtenant’s use of the Premises (except for portions thereof that require removal or restoration work).

4. Early Access. Notwithstanding anything herein to the contrary, Subtenant shall have the right to access the Premises from and after February 15, 2019 (“Subtenant’s Early Access”); provided that each of the following have occurred: (a) Subtenant shall have delivered to Sublandlord certificates evidencing that the insurance coverages that Subtenant is obligated to carry pursuant to the Master Lease and this Sublease have been procured and are in full force and effect, (b) the Master Landlord shall have consented to this Sublease and Subtenant’s Early Access, and (c) Sublandlord shall have received the executed Guaranty. Subtenant’s Early Access shall be on all of the terms set forth in this Sublease, except for the obligation to pay Base Rent, which shall commence on the Commencement Date, subject to the other and further provisions of this Sublease. Subtenant’s Early Access shall be for the sole purpose of preparing the Premises for occupancy, and if Subtenant shall commence business operations in the Premises then the Commencement Date shall be deemed to have automatically occurred notwithstanding any other provision of this Sublease. Subtenant’s Early Access shall be subject to Sublandlord’s access and safety controls and shall not interfere with any decommissioning activities in the Premises.

5. Rent. Subtenant shall pay to Sublandlord the following as sublease rent (“Sublease Rent”) which obligation of Subtenant shall be independent from all of Sublandlord’s obligations hereunder:

5.1 Base Rent. Beginning on the Commencement Date, and continuing during the Term, Subtenant shall pay to Sublandlord, as base rent (“Base Rent”), in lawful money of the United States of America, without any deduction, offset, prior notice or demand, in advance on the first date of each month of the Term, the amount of Base Rent (as defined in the Master Lease) payable by Sublandlord to Master Landlord for the same period. Base Rent payable for any partial month during the Term shall be prorated on a daily basis based on the actual number of days in such month.

5.2 Additional Rent. Subtenant shall pay Sublandlord, within five (5) days of receipt of written demand for same, for any Additional Rent (as defined in the Master Lease) payable by Sublandlord to Master Landlord. Subtenant shall have no audit rights with respect to estimates or statements regarding Operating Expenses or Taxes provided by Master Landlord to Sublandlord, and any such estimates or statements shall be binding as between Sublandlord and Subtenant. Notwithstanding the foregoing, any Additional Rent payable for any partial month during the Term shall be prorated on a daily basis based on the actual number of days in such month. The terms of this Section 5.2 shall survive and remain in full force and effect notwithstanding the expiration or earlier termination of the Term. Subtenant shall pay all taxes applicable to Subtenant’s personal property or any other taxes that are otherwise Sublandlord’s responsibility, as tenant, under the Master Lease.

5.3 Late Payment Charges. If any payment of Sublease Rent due from Subtenant is not received within five (5) days of the date when due hereunder, Subtenant shall pay to Sublandlord, in addition to any late charges incurred by Sublandlord under the Master Lease, a late charge equal to ten percent (10%) of the overdue amount. In addition, Sublease Rent not paid when due shall bear interest at the Default Rate (as defined in the Master Lease) from the 5th day after the date due until paid.

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6. Security Deposit. Simultaneously with the delivery to Sublandlord of an executed counterpart of this Sublease, Subtenant shall deliver to Sublandlord a cash security deposit in the amount of $302,154.94 (the “Security Deposit”) to secure the faithful observance and performance by Subtenant of the terms and conditions of this Sublease. If Subtenant Defaults (as defined in Section 20 of the Master Lease) in the observance or performance of any of such terms and conditions beyond the date of any notice and cure period for such Default, Sublandlord may use or apply all or any part of the Security Deposit for the payment of any Sublease Rent not paid when due or for the payment of any other amounts due Sublandlord by reason of such Default, including any costs of Sublandlord’s observing or performing such terms or conditions on Subtenant’s behalf and any deficiencies in reletting or damages incurred by Sublandlord. If Sublandlord shall use or apply all or any part of the Security Deposit, Subtenant shall, within five (5) days following notice from Sublandlord, deliver to Sublandlord additional funds so as to restore the Security Deposit to the amount before such application of funds by Sublandlord. The Security Deposit, or so much thereof as shall not have been used or applied in accordance with this Section 6, shall be returned to Subtenant no later than thirty (30) days following the later of: (i) the expiration or sooner termination of this Sublease, and (ii) the surrender of the Premises to Sublandlord in accordance with this Sublease. If Sublandlord shall transfer the Security Deposit to an assignee of Sublandlord’s interest under the Master Lease, Sublandlord making such transfer and assignment shall be deemed released from all liability to Subtenant with respect to the Security Deposit or the return thereof, and Subtenant agrees to look solely to the transferee and assignee with respect thereto. Subtenant shall not assign (other than to an assignee of this Sublease) or encumber its interest in the Security Deposit and no such assignment or encumbrance shall be valid or binding upon Sublandlord. Sublandlord may commingle the Security Deposit with Sublandlord’s other accounts and has no duty to maintain the Security Deposit in a separate account.

7. Furniture, Fixtures, and Equipment. As of the Commencement Date, Subtenant shall purchase all of Sublandlord’s furniture, fixtures, and equipment existing within the Premises as of the Commencement Date (the “FF&E”) for the sum of One Dollar ($1.00) pursuant to a bill of sale substantially in the form attached hereto as Exhibit C, and Subtenant shall thereafter be solely responsible for removal of the FF&E from the Premises and the Building, to the extent required by the Master Lease, and for repair and/or restoration of any damage to the Building caused by or resulting from such removal. Sublandlord hereby represents and warrants to Subtenant that Sublandlord is the owner of the FF&E free and clear of any claims of others. Except as set forth in the immediately preceding sentence, Sublandlord has not made, does not make, and will not make, any representations or warranties of any kind, express or implied, to Subtenant with respect to the FF&E including, without limitation, any representations or warranties as to the condition or functionality of the FF&E, or the suitability of the FF&E for Subtenant’s purposes. Subtenant agrees to accept the FF&E for purchase in its “as is, where is, with all faults” condition. From and after the Commencement Date, Subtenant shall be solely responsible, at Subtenant’s sole cost and expense, for maintenance, repair, operation, and replacement, from time to time, of the FF&E. In the event of a Default by Subtenant which results in the termination of this Sublease, any FF&E remaining in the Premises from and after the date of such termination shall be deemed abandoned and Sublandlord may remove or dispose of any such abandoned FF&E without notice to or the consent of Subtenant.

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8. Master Lease.

8.1 Sublease Subordinate to Master Lease; Subtenant’s Covenants. This Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Master Lease. Except as otherwise provided in this Sublease, the following terms and provisions contained in the Master Lease are incorporated as provided below and made a part hereof as if set forth at length; provided, however, that: (a) each reference to “Lease” shall be deemed a reference to this Sublease; (b) each reference to the “Term,” “Commencement Date,” or “Expiration Date” shall be deemed reference to the “Term” of this Sublease or the “Commencement Date” or “Expiration Date” hereunder, as applicable; (c) each reference to “Landlord” shall be deemed a reference to Master Landlord and Sublandlord, except as expressly set forth herein or as context may require, (d) with respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days to perform its obligations under the Master Lease, except as otherwise provided herein, Subtenant shall have three (3) fewer days to perform the obligation, including, without limitation, cure any defaults; (e) each reference to “Tenant” shall be deemed a reference to Subtenant, except as expressly set forth herein; (f) with respect to any approval or consent required to be obtained from Master Landlord under the Master Lease, such approval or consent must be obtained from both Master Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Master Landlord’s approval or consent is not obtained; (g) in any case where “Tenant” is to indemnify, release or waive claims against “Landlord,” such indemnity, release or waiver shall be deemed to run from Subtenant to both Master Landlord and Sublandlord; (h) Subtenant shall pay all consent and review fees set forth in the Master Lease to both Master Landlord and Sublandlord; and (i) in any case where “Tenant” is to execute and deliver certain documents or notices to “Landlord,” such obligation shall be deemed to run from Subtenant to both Master Landlord and Sublandlord:

(a) Basic Lease Information. The Basic Lease Provisions and Section 1 of the Master Lease are incorporated herein by reference, except for the definitions of “Base Rent,” “Security Deposit,” “Target Commencement Date,” “Base Term,” “Address for Rent Payment,” “Tenant’s Notice Address,” and “Landlord’s Notice Address” provided in the Basic Lease Provisions.

(b) Compliance with Laws; Use. Section 7 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall be deemed references to Master Landlord only.

(c) Holding Over. Section 8 of the Master Lease is incorporated herein by reference, and any reference to “Landlord” therein shall be deemed a reference to both Master Landlord and Sublandlord.

(d) Parking. Section 10 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall be deemed references to Master Landlord only, and Subtenant shall reimburse Sublandlord for any costs or expenses incurred by Sublandlord relating to parking during the Term. Subtenant’s use of parking is subject at all times to Master Landlord’s requirements relating to same.

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(e) Utilities; Services; Emergency Generator; Loading Dock. Section 11 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall be deemed references to Master Landlord only. Notwithstanding anything to the contrary contained herein (including as incorporated from the Master Lease), Subtenant shall supply its own cleaning and rubbish removal from the Premises at its cost and expense.

(f) Repairs and Alterations. Section 12 of the Master Lease is incorporated herein by reference. Subtenant shall not make any Alterations to the Premises without the prior written consent of (i) Master Landlord, which consent may be granted or withheld as set forth in Section 12 of the Master Lease, and (ii) Sublandlord, which consent shall not be unreasonably withheld, conditioned or delayed. Subtenant shall remove, at Subtenant’s sole cost and expense, at or prior to the expiration or earlier termination of the Term, all Alterations installed by Subtenant (unless both Master Landlord and Sublandlord agree in writing that any such Alterations need not be removed), and restore the Premises to the condition that existed as of the Commencement Date, normal wear and tear excepted. Sublandlord agrees it shall not charge any supervisory fees related to Subtenant’s Alterations, provided that Subtenant agrees to reimburse Sublandlord for any and all costs incurred by Sublandlord in connection with Subtenant’s Alterations (including any fees or expenses related to Sublandlord or its attorney’s or consultants’ review and approval of Subtenant’s proposed Alterations). For the avoidance of doubt, references to Exhibit F of the Master Lease or the “TI Fund” are not incorporated herein.

(g) Landlord’s Repairs. Section 13 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall mean Master Landlord only.

(h) Tenant’s Repairs. Section 14 of the Master Lease is incorporated herein by reference.

(i) Mechanic’s Liens. Section 15 of the Master Lease is incorporated herein by reference.

(j) Indemnification. Section 16 of the Master Lease (as modified by Section 4 of the First Amendment) is incorporated herein by reference.

(k) Insurance. Section 17 of the Master Lease is incorporated herein by reference and Subtenant shall obtain the insurance coverages required, with the additional requirement that all applicable policies of insurance also name Sublandlord as an additional insured thereunder.

(l) Restoration. Section 18 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall be deemed references to Master Landlord only. Subtenant shall have rights to rental abatements or to terminate this Sublease only under the same circumstances and to the extent that Sublandlord, as “Tenant” under the Master Lease, is entitled to such rights under the Master Lease, and may cause Sublandlord to exercise such right at the same times and in the same manner as Sublandlord may do so under such section.

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(m) Condemnation. Section 19 of the Master Lease is incorporated herein by reference, except that references to “Landlord” therein shall be deemed references to Master Landlord only. Subtenant shall have rights to rental abatements or to terminate this Sublease only under the same circumstances and to the extent that Sublandlord, as “Tenant” under the Master Lease, is entitled to such rights under the Master Lease, and may cause Sublandlord to exercise such right at the same times and in the same manner as Sublandlord may do so under such section.

(n) Events of Default; Remedies. Sections 20 and 21 of the Master Lease are incorporated herein by reference. Additionally, it shall be deemed a Default under this Sublease if the Guarantor becomes subject to any Insolvency Event (as described in Section 20(f) of the Master Lease) or the Guaranty otherwise fails to be in full force and effect during the Term.

(o) Assignment and Subletting. Sections 22(a), (c), (d), (e), and (f) of the Master Lease are incorporated herein by reference. Subtenant shall not assign or sublet the Premises without the prior written consent of (i) Master Landlord, which may be granted or withheld as set forth in Section 22 of the Master Lease, and (ii) Sublandlord, which consent shall not be unreasonably withheld, conditioned, or delayed. All fees and expenses payable to Master Landlord or Sublandlord in connection with any such transfer shall be paid by Subtenant in each instance.

(p) Surrender. Section 28 of the Master Lease is incorporated herein by reference. Sublandlord and Subtenant agree that Subtenant will not be responsible for removing any Alterations existing in the Premises as of the date hereof. Subtenant shall deliver to each of Master Landlord and Sublandlord any surrender plans or other materials that may be required under the terms of the Master Lease relating to surrender and/or decommissioning of the Premises, and shall timely complete decommissioning of the Premises.

(q) Environmental Requirements. Section 30 of the Master Lease is incorporated herein by reference.

(r) Signs; Exterior Appearance. Section 38 of the Master Lease is incorporated herein by reference, except that all signage shall be installed at Subtenant’s sole cost (unless Master Landlord agrees otherwise), and Subtenant shall be responsible to remove all signage at Subtenant’s sole cost at the expiration or earlier termination of the Term.

(s) Roof Equipment. Section 40 of the Master Lease is incorporated herein, except that Subtenant shall be required to obtain the prior written consent of Sublandlord in addition to the requirements of Section 40 prior to installation, removal, or relocation of any rooftop equipment.

(t) Miscellaneous. Sections 23, 24, 25, 26, 27, 29, 31, 32, 33, 34, 36 (excluding the limitation on liability to the landlord’s interest in the Project), 37 and 41 of the Master Lease are incorporated herein by reference, except that references to “Landlord” in Section 40(m) shall be deemed to refer to Master Landlord only.

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(u) Rules and Regulations. Exhibit E of the Master Lease (as may be updated from time to time by Master Landlord) is incorporated herein by reference.

Except as set forth above, the provisions of the Master Lease are not incorporated into this Sublease except as necessary to effectuate the terms and conditions of this Sublease. Subtenant shall have no right to any extension or renewal rights of Sublandlord under the Master Lease. Neither party shall take any action or do or permit to be done anything which: (i) is or may be prohibited under the Master Lease; (ii) might result in a violation of or default under any of the terms, covenants, conditions or provisions of the Master Lease or any other instrument to which this Sublease is subordinate (and Sublandlord shall comply with all of the terms of the Master Lease to the extent Sublandlord remains obligated thereunder or to the extent that Subtenant cannot directly comply with such obligations (provided Subtenant is not in default hereunder)); or (iii) would result in any additional cost or other liability to Sublandlord or Subtenant respectively.

8.2 Sublandlord Not Responsible for Representations and Covenants of Master Landlord under Master Lease. Sublandlord shall not be deemed to have made any representation made by Master Landlord in any of the provisions of the Master Lease. Moreover, during the Term of this Sublease, Subtenant acknowledges and agrees that Sublandlord shall not be responsible for Master Landlord covenants and obligations under the Master Lease, subject to Sublandlord’s obligations which accrued prior to the date of this Sublease and as otherwise expressly set forth herein. Notwithstanding anything to the contrary in this Sublease and without limiting the generality of the foregoing two (2) sentences, Sublandlord shall not be obligated (a) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide, (b) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make, (c) to comply with any laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply, (d) to comply with any insurance provisions of the Master Lease with which Master Landlord has agreed in the Master Lease to comply, or (e) to take any action with respect to the operation, administration or control of the Project or any of the Common Areas that Master Landlord has agreed in the Master Lease to take, and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord, provided that in the event that Subtenant determines in good faith that Master Landlord has not performed its obligations under the Master Lease, then upon receipt of written notice from Subtenant and for a period of time not to exceed thirty (30) days, Sublandlord shall be obligated to use commercially reasonable efforts to cause such breaches, defaults or failures of Master Landlord under the Master Lease to be resolved or otherwise settled; provided, further, however: (1) Sublandlord shall not have any obligation to incur out-of-pocket expenses in connection with its covenants under this Section 8.2 and (2) Sublandlord shall not have any obligation to commence litigation or other dispute resolution proceedings to cause Master Landlord to comply with the Master Lease. If Sublandlord shall be entitled to any abatement of rent by reason of any failure on the part of Master Landlord to perform its obligations or to provide services to the Premises, Subtenant shall be entitled to an abatement of rent payable to Sublandlord to the extent such abatement is actually made. As long as this Sublease is in full force and effect, Subtenant shall be entitled, with respect to the Premises, to the benefit of master Landlord’s obligations and agreements under the Master Lease to furnish utilities and other services to the Premises and to repair and maintain the common areas, roof, building systems and all other obligations of Master Landlord under the Master Lease.

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Notwithstanding anything contained in this Sublease to the contrary, Subtenant shall not be responsible for (i) any default of Sublandlord, its agents, employees or contractors under the Master Lease unless attributable to any act or omission of or any default under this Sublease or the Master Lease by Subtenant, its agents, employees, contractors, invitees or anyone claiming by, through or under Subtenant (collectively, the “Subtenant Parties”), (ii) conditions at the Premises, for which the obligation to maintain and repair resides with Master Landlord under the Master Lease and/or which existed as of the Commencement Date or which were caused by or as a result of Subtenant’s Early Access, (iii) any violations of law resulting from such existing conditions described by (ii) above, (iv) the payment of any charges, fees and other costs imposed by Master Landlord on Sublandlord as a result of Sublandlord’s default under the Master Lease (unless due to any act or omission of or any default under this Sublease or the Master Lease by any Subtenant Party), and (v) making payment of any sums either to Master Landlord or Sublandlord in satisfaction of any charges accruing under the Master Lease (whether denominated as rent, rental, additional rent or otherwise) for any period prior or subsequent to the Term of this Sublease and any holdover.

9. Indemnity. Subtenant shall indemnify Sublandlord, its officers, directors, shareholders, agents and employees (collectively “Sublandlord’s Indemnified Parties”) against, and hold Sublandlord, and Sublandlord’s Indemnified Parties harmless from, any and all demands, claims, causes of action, fines, penalties, damages (excluding all consequential damages, except for any consequential damages incurred by Master Landlord which may be asserted against Sublandlord), losses, liabilities, judgments, and expenses (including, without limitation, reasonable attorneys’ fees and court costs) incurred in connection with, or arising from: (a) the use or occupancy of the Premises by Subtenant or any persons claiming under Subtenant; (b) any activity, work, or thing done, permitted or suffered by Subtenant in or about the Premises; (c) any acts, omissions, or negligence of Subtenant or any person claiming under Subtenant, or the contractors, agents, employees, invitees, or visitors of Subtenant or any such person as it relates to this Sublease or the Premises; (d) any breach, violation, or nonperformance by Subtenant or any person claiming under Subtenant or the employees, agents, contractors, invitees, or visitors of Subtenant or any such person of any term, covenant, or provision of this Sublease or any law, ordinance, or governmental requirement of any kind for which the tenant is obligated to comply under the Master Lease; (e) any injury or damage to the person, property or business of Sublandlord, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises and (f) Subtenant’s failure to comply with the surrender provisions of this Sublease at the expiration or earlier termination of the Term, except to the extent any of the foregoing in clauses (a) through (f) above results from the actions or omissions of Sublandlord or any Sublandlord’s Indemnified Parties. If any action or proceeding is brought against Sublandlord, or any Sublandlord’s Indemnified Parties by reason of any such claim, Subtenant, upon notice from Sublandlord, shall defend the claim at Subtenant’s expense with counsel reasonably satisfactory to Sublandlord.

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Sublandlord shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Landlord under the Master Lease, and Sublandlord shall indemnify, defend, protect, and hold Subtenant harmless from and against all actions, claims, demands, costs, liabilities, losses, reasonable attorneys’ fees, damages, penalties and expenses which may be brought or made against Subtenant or which Subtenant may pay or incur to the extent caused by (A) the negligence or willful misconduct of Sublandlord or its agents, employees or contractors occurring on or about the Premises, (B) the failure by Sublandlord to comply with or perform its obligations under the Master Lease and/or this Sublease (before or after the Commencement Date), (C) a breach by Sublandlord of any of its representations or warranties to Subtenant under this Sublease, or (D) Sublandlord’s use or occupancy of the Premises. Sublandlord will not amend, alter or modify any of the provisions of the Master Lease which may result in an increase in Subtenant’s obligations or a decrease in Subtenant’s rights under this Sublease, or surrender or terminate the Master Lease without, in each instance, Subtenant’s consent in Subtenant’s sole and absolute discretion.

10. Sublandlord’s Right to Cure Subtenant Default/Subtenant’s Right to Cure Sublandlord Default. Upon a Default by Subtenant, Sublandlord may, without waiving or releasing any obligation of Subtenant hereunder and without waiving any rights or remedies at law or otherwise, make such payment or perform such act. All reasonable sums so paid or incurred by Sublandlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 10% per annum or the highest rate permitted by law, whichever is less, shall be payable to Sublandlord on demand as additional Sublease Rent. In the event of Sublandlord’s failure to pay Rent under the Master Lease by the date due, Subtenant shall have the right, on written notice, to provide such payment to Master Landlord, unless Sublandlord can provide Subtenant reasonable assurances that it will not Default under the Master Lease.

11. Notices. Any notice, request, demand, consent, approval, or other communication required or permitted under this Sublease shall be in writing. All notices shall be addressed to the addresses set forth in the introductory paragraph of this Sublease, or such other address as the parties may notify each other from time to time, and shall be delivered via the methods set forth in, and shall be deemed given and/or received pursuant to the provisions of, Section 41(a) of the Master Lease. The parties agree that courtesy copies of any notices shall be sent via email to the email address(es) provided for such party in the introductory paragraph of this Sublease.

12. Time Is of the Essence. Time is of the essence with respect to the performance of every provision of this Sublease in which time of performance is a factor.

13. Attorneys’ Fees. If any action or proceeding is instituted by Sublandlord or Subtenant to construe, interpret or enforce the provisions of this Sublease, the prevailing party shall be entitled to the reimbursement of its reasonable attorneys’ fees and costs incurred in connection with such proceeding by the non-prevailing party.

14. Brokers. The sole broker in this transaction is CBRE (“Broker”), and no commission will be payable to Broker in connection with this Sublease. Each party hereby indemnifies, protects, defends (with legal counsel acceptable to the other party) and holds the other party free and harmless from and against any and all costs and liabilities, including, without limitation, reasonable attorneys’ fees, for causes of action or proceedings that may be instituted by any broker, agent or finder, licensed or otherwise, claiming through, under or by reason of the conduct of such party other than the Broker in connection with this Sublease.

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15. Counterparts. This Sublease may be executed in duplicate counterparts, each of which shall be deemed an original hereof. Electronically transmitted signatures shall be deemed originals.

16. Entire Agreement/Modification. This Sublease, including the Exhibits, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Sublease, and no prior agreement or understanding or letter or proposal pertaining to any such matters shall be effective for any purpose. This Sublease may only be modified by a writing signed by Sublandlord and Subtenant. No provisions of this Sublease may be amended or added to, whether by conduct, oral or written communication, or otherwise, except by an agreement in writing signed by the parties hereto or their respective successors-in-interest.

17. Interpretation. The title and paragraph headings are not a part of this Sublease and shall have no effect upon the construction or interpretation of any part of this Sublease. Unless stated otherwise, references to paragraphs and subparagraphs are to those in this Sublease. This Sublease shall be strictly construed neither against Sublandlord nor Subtenant. Capitalized terms used but not defined herein shall have the meanings set forth in the Master Lease.

18. Authority. Subtenant hereby represents and warrants that Subtenant is a duly formed and existing entity qualified to do business in the Commonwealth of Massachusetts and that Subtenant has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Subtenant is authorized to do so. Sublandlord hereby represents and warrants that Sublandlord has full right and authority to execute and deliver this Sublease and that each person executing this Sublease on behalf of Sublandlord is authorized to do so.

19. OFAC. Subtenant, and all beneficial owners of Subtenant, are currently (a) in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Sublease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

20. Warranties. Sublandlord represents and warrants to Subtenant that (i) a true, correct and complete copy of the Master Lease (excluding redacted terms not relevant to Subtenant) has been delivered to Subtenant and the Master Lease described in the Recitals to this Sublease has not been modified or amended, assigned or sublet in any manner except for the documents expressly referenced in the first Recital to this Sublease, (ii) the Master Lease is in full force and effect, (iii) to the best of Sublandlord’s knowledge, Sublandlord is not in default under the Master Lease, and (iv) Sublandlord has not received any notice of default under the Master Lease.

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21. Consequential Damages. Notwithstanding any provision of this Sublease to the contrary, in no event shall Sublandlord or Subtenant be liable hereunder or under the Master Lease for any consequential, special or indirect damages or damages in the nature of lost profits; provided, however, that this waiver of consequential damages shall not apply with respect to liabilities of Subtenant relating to either (a) a holdover by Subtenant, or (b) any violation of environmental requirements of the Sublease or the Master Lease, or any environmental liabilities or violations of environmental laws for which Subtenant is otherwise liable.

[signature page follows]

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IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease Agreement as of the date first above written.

SUBLANDLORD:		SUBTENANT:

Revolution Medicines, Inc.		Casma Therapeutics, Inc.

And By:	/s/ Margaret A. Horn	And By:	/s/ Keith Dionne
Name: Margaret A. Horn		Name:	Keith Dionne
Title: Chief Operating Officer		Title:	CEO

And By:	/s/ Mark A. Goldsmith
Name: Mark A. Goldsmith
Title: Chief Executive Officer

[Signature Page to Sublease Agreement]

EXHIBIT A

MASTER LEASE

[To Be Attached]

[Exhibit A to Sublease Agreement]

LEASE AGREEMENT

THIS LEASE AGREEMENT is made as of this 22nd day of August, 2012, between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and WARP DRIVE BIO, LLC, a Delaware limited liability company (“Tenant”).

BASIC LEASE PROVISIONS

Address:	400 Technology Square, Cambridge, Massachusetts

Premises:	That portion of the Project consisting of approximately 21,621 rentable square feet of space located on the 2nd floor of the Building, as shown on Exhibit A.

Building:	The specific building in which the Premises are located, which building is within the Project and located at 400 Technology Square, also known as Unit 400 of the Condominium described in Exhibit B.

Project:	The real property on which the Building is located, also known as Technology Square Condominium (the “Condominium”), together with all improvements thereon and appurtenances thereto from time to time located thereon in the City of Cambridge, Middlesex County, Commonwealth of Massachusetts, as described on Exhibit B. The Landlord reserves the right to modify the Condominium at any time and from time to time, but the parties acknowledge the Condominium presently consists of Units 100, 200, 300, 400, 500, 600 and 700 (also known as Buildings 100, 200, 300, 400, 500, 600 and 700), as well as specified common areas on the Condominium (including the Technology Square Garage).

Base Rent:	$59.25 per rentable square foot of the Premises per year, subject to annual increase on the Adjustment Date as set forth herein

Rentable Area of Premises:	21,621sq. ft.

Rentable Area of Building:	212,123sq. ft. Tenant’s Share of Operating Expenses: 10.19%

Rentable Area of Project:	1,182,204 sq. ft. Building’s Share of Project: 17.94%

Security Deposit:	$320,261.06

Target Commencement Date:	February 5, 2013; provided, however, that the Target Commencement Date shall be extended 1 day for each day after October 1, 2012, that the TI Construction Drawings (as defined in the Work Letter) are not completed and mutually approved by Landlord and Tenant.

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Rent Adjustment Percentage:	3% per annum

Base Term:	Beginning on the Commencement Date and ending 60 months from the first day of the first full month after the Commencement Date (as defined in Section 2) hereof

Permitted Use:	Research and development laboratory, related office and other related uses consistent with the current character of the Project and otherwise in compliance with the provisions of Section 7 hereof.

Address for Rent Payment: 385 East Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Accounts Receivable	Landlord’s Notice Address: 385 East Colorado Boulevard, Suite 299 Pasadena, CA 91101 Attention: Corporate Secretary

Tenant’s Notice Address: 400 Technology Square, Second Floor Cambridge, MA 01239 Attention: Ken Mullen

The following Exhibits and Addenda are attached hereto and incorporated herein by this reference:

[X] EXHIBIT A - PREMISES DESCRIPTION	[X] EXHIBIT B - DESCRIPTION OF PROJECT
[X] EXHIBIT C - WORK LETTER	[X] EXHIBIT D - COMMENCEMENT DATE
[X] EXHIBIT E - RULES AND REGULATIONS	[X] EXHIBIT F - TENANT’S PERSONAL PROPERTY

1. Lease of Premises. Upon and subject to all of the terms and conditions hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. The portions of the Project which are for the non-exclusive use of tenants of the Project (including but not limited to the restrooms, elevators, stairways, lobbies, corridors, walkways and Building entrances) are collectively referred to herein as the “Common Areas.” Landlord reserves the right to modify Common Areas, provided that such modifications do not materially adversely affect Tenant’s use of the Premises for the Permitted Use. From and after the Commencement Date through the expiration of the Term, Tenant shall have access to the Building, the Premises and the Technology Square Garage 24 hours a day, 7 days a week, except in the case of emergencies, as the result of Legal Requirements, the performance by Landlord of any installation, maintenance or repairs, or any other temporary interruptions, and otherwise subject to the terms of this Lease.

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2. Delivery; Acceptance of Premises; Commencement Date. Landlord shall use reasonable efforts to deliver the Premises to Tenant on or before the Target Commencement Date, with Landlord’s Work Substantially Completed (“Delivery” or “Deliver” ). If Landlord fails to timely Deliver the Premises, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and this Lease shall not be void or voidable except as provided herein. If Landlord does not deliver the Premises to Tenant on or before the date that is 30 days after the Target Commencement Date (as such date may be extended by Force Majeure delays and Tenant Delays)(“Abatement Date” ), the Base Rent payable by Tenant as of the Commencement Date shall be abated 1 day for each day after the Abatement Date (as such date may be extended for Force Majeure delays and Tenant Delays) that Landlord fails to Deliver the Premises to Tenant. If Landlord does not Deliver the Premises within 90 days of the Target Commencement Date for any reason other than Force Majeure delays and Tenant Delays, this Lease may be terminated by Landlord or Tenant by written notice to the other (except that Landlord shall have no right to terminate this Lease other than in the event of Force Majeure), and if so terminated by either: (a) the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant, and (b) neither Landlord nor Tenant shall have any further rights, duties or obligations under this Lease, except with respect to provisions which expressly survive termination of this Lease. As used herein, the terms “Landlord’s Work,” “Tenant Delays” and “Substantially Completed” shall have the meanings set forth for such terms in the Work Letter. If neither Landlord nor Tenant elects to void this Lease within 15 business days of the lapse of such 90 day period, such right to void this Lease shall be waived and this Lease shall remain in full force and effect.

The “Commencement Date” shall be the earliest of: (i) the date Landlord Delivers the Premises to Tenant; (ii) the date Landlord could have Delivered the Premises but for Tenant Delays; and (iii) the date Tenant conducts any business in the Premises or any part thereof. Upon request of Landlord, Tenant shall execute and deliver a written acknowledgment of the Commencement Date, and the expiration date of the Term when such are established in the form of the “Acknowledgement of Commencement Date” attached to this Lease as Exhibit D; provided, however, Tenant’s failure to execute and deliver such acknowledgment shall not affect Landlord’s rights hereunder. The “Term” of this Lease shall be the Base Term, as defined above on the first page of this Lease and the Extension Term which Tenant may elect pursuant to Section 39 hereof.

Landlord shall permit Tenant access to the Premises commencing on the date that is 30 days prior to the Commencement Date for Tenant’s installation and set up of its tele/data cabling, workstations and furniture, fixtures and equipment in the Premises (“FF&E Installation” ), provided that such FF&E Installation is coordinated with Landlord, and Tenant complies with the Lease and all other reasonable restrictions and conditions Landlord may impose. All such access shall be during normal business hours. Notwithstanding the foregoing, Tenant shall have no right to enter onto any portion of the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance required to be maintained by Tenant under Section 17 of this Lease is in full force and effect. Any access to the Premises by Tenant before the Commencement Date shall be subject to all of the terms and conditions of this Lease, excluding the obligation to pay Base Rent and Operating Expenses (including Utilities).

Except as set forth in the Work Letter: (i) Tenant shall accept the Premises in their condition as of the Commencement Date, subject to all applicable Legal Requirements (as defined in Section 7 hereof); (ii) Landlord shall have no obligation for any defects in the Premises; and (iii) Tenant’s taking possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken.

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For the period of 30 consecutive days after the Commencement Date, Landlord shall, at its sole cost and expense (which shall not constitute an Operating Expense), be responsible for any repairs that are required to be made to the Building or Building Systems (as defined in Section 13), unless Tenant or any Tenant Party was responsible for the cause of such repair, in which case Tenant shall pay the cost.

Tenant agrees and acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the condition of all or any portion of the Premises or the Project and/or the suitability of the Premises or the Project for the conduct of Tenant’s business, and Tenant waives any implied warranty that the Premises or the Project are suitable for the Permitted Use. This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof and supersedes any and all prior representations, inducements, promises, agreements, understandings and negotiations which are not contained herein. Landlord in executing this Lease does so in reliance upon Tenant’s representations, warranties, acknowledgments and agreements contained herein.

3. Rent.

(a) Base Rent. The first month’s Base Rent and the Security Deposit shall be due and payable on or before October 25, 2012. Tenant shall pay to Landlord in advance, without demand, abatement, deduction or set-off, equal monthly installments of Base Rent on or before the first day of each calendar month during the Term hereof, in lawful money of the United States of America, at the office of Landlord for payment of Rent set forth above, or to such other person or at such other place as Landlord may from time to time designate in writing. Payments of Base Rent for any fractional calendar month shall be prorated. If the Commencement Date is other than the first day of a calendar month, the difference between the first full calendar month’s Base Rent paid upon delivery of an executed copy of the Lease by Tenant to Landlord as required above, and the prorated Base Rent for the fractional month in which the Commencement Date occurs, shall be applied by Landlord to the first full calendar month after the Commencement Date. The obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any Rent (as defined in Section 5) due hereunder except for any abatement as may be expressly provided in this Lease.

(b) Additional Rent. In addition to Base Rent, commencing on the Commencement Date, Tenant agrees to pay to Landlord as additional rent (“Additional Rent”): (i) Tenant’s Share of “Operating Expenses” (as defined in Section 5), and (ii) any and all other amounts Tenant assumes or agrees to pay under the provisions of this Lease, including, without limitation, any and all other sums that may become due by reason of any default of Tenant or failure to comply with the agreements, terms, covenants and conditions of this Lease to be performed by Tenant, after any applicable notice and cure period.

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4. Base Rent Adjustments. Base Rent shall be increased on each annual anniversary of the Commencement Date (each an “Adjustment Date”) by multiplying the Base Rent payable immediately before such Adjustment Date by the Rent Adjustment Percentage and adding the resulting amount to the Base Rent payable immediately before such Adjustment Date. Base Rent, as so adjusted, shall thereafter be due as provided herein. Base Rent adjustments for any fractional calendar month shall be prorated.

5. Operating Expense Payments. Landlord shall deliver to Tenant a written estimate of Operating Expenses for each calendar year during the Term (the “Annual Estimate”), which may be revised by Landlord from time to time during such calendar year. During each month of the Term after the Base Year, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12th of Tenant’s Share of the Annual Estimate. Payments for any fractional calendar month shall be prorated.

The term “Operating Expenses” means all costs and expenses of any kind or description whatsoever incurred or accrued each calendar year by Landlord with respect to the Building(including the Building’s Share of Project of all other costs and expenses of any kind or description incurred or accrued by Landlord with respect to the Project and the Condominium (including without limitation all costs of compliance with the PTDM, as hereinafter defined) which are not specific to the Building or any other building located in the Project) (including, without duplication, Taxes (as defined in Section 9), capital repairs and improvements amortized over the useful life of such capital items as reasonably determined by Landlord taking into account all relevant factors, and the costs of Landlord’s third party property manager or, if there is no third party property manager, administration rent in the amount of 3.0% of Base Rent), excluding only:

(a) the original construction costs of the Project and renovation prior to the date of the Lease and costs of correcting defects in such original construction or renovation;

(b) capital expenditures for expansion of the Project

(c) interest, principal payments of Mortgage (as defined in Section 27) debts of Landlord, financing costs and amortization of funds borrowed by Landlord, whether secured or unsecured and all payments of base rent (but not taxes or operating expenses)under any ground lease or other underlying lease of all or any portion of the Project;

(d) depreciation of the Project (except for capital improvements, the cost of which are includable in Operating Expenses);

(e) advertising, legal and space planning expenses and leasing commissions and other costs and expenses incurred in procuring and leasing space to tenants for the Project, including any leasing office maintained in the Project free rent and construction allowances for tenants;

(f) legal and other expenses incurred in the negotiation or enforcement of leases;

(g) completing, fixturing, improving, renovating, painting, redecorating or other work, which Landlord pays for or performs for other tenants within their premises, and costs of correcting defects in such work;

(h) costs to be reimbursed by other tenants of the Project or Taxes to be paid directly by Tenant or other tenants of the Project, whether or not actually paid;

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(i) salaries, wages, benefits and other compensation paid to officers and employees of Landlord who are not assigned in whole or in part to the operation, management, maintenance or repair of the Project

(j) general organizational, administrative and overhead costs relating to maintaining Landlord’s existence, either as a corporation, partnership, or other entity, including general corporate, legal and accounting expenses;

(k) costs (including attorneys’ fees and costs of settlement judgments and payments in lieu thereof) incurred in connection with disputes with tenants, other occupants, or prospective tenants, and costs and expenses, including legal fees, incurred in connection with negotiations or disputes with employees, consultants, management agents, leasing agents, purchasers or mortgagees of the Building;

(l) costs incurred by Landlord due to the violation by Landlord, its employees, agents or contractors or any tenant of the terms and conditions of any lease of space in the Project or any Legal Requirement (as defined in Section 7);

(m) penalties, fines or interest incurred as a result of Landlord’s inability or failure to make payment of Taxes and/or to file any tax or informational returns when due, or from Landlord’s failure to make any payment of Taxes required to be made by Landlord hereunder before delinquency;

(n) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in or to the Project to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(o) costs of Landlord’s charitable or political contributions, or of fine art maintained at the Project;

(p) costs in connection with services (including electricity), items or other benefits of a type which are not standard for the Project and which are not available to Tenant without specific charges therefor, but which are provided to another tenant or occupant of the Project, whether or not such other tenant or occupant is specifically charged therefor by Landlord;

(q) costs incurred in the sale or refinancing of the Project;

(r) costs incurred in connection with the clean-up, response action or remediation of Hazardous Materials on the Project or in the Premises that Tenant demonstrates to Landlord’s reasonable satisfaction were present on the Project or in the Premises prior to the date of this Lease, except to the extent Tenant and/or any of the Tenant Parties have exacerbated or contributed to such contamination

(s) net income taxes of Landlord or the owner of any interest in the Project, franchise, capital stock, gift, estate or inheritance taxes or any federal, state or local documentary taxes imposed against the Project or any portion thereof or interest therein; and

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(t) any expenses otherwise includable within Operating Expenses to the extent actually reimbursed by persons other than tenants of the Project under leases for space in the Project.

Within 90 days after the end of each calendar year (or such longer period as may be reasonably required), Landlord shall furnish to Tenant a statement (an “Annual Statement”) showing in reasonable detail: (a) the total and Tenant’s Share of actual Operating Expenses for the previous calendar year, and (b) the total of Tenant’s payments in respect of Operating Expenses for such year. If Tenant’s Share of actual Operating Expenses for such year exceeds Tenant’s payments of Operating Expenses for such year, the excess shall be due and payable by Tenant as Rent within 30 days after delivery of such Annual Statement to Tenant. If Tenant’s payments of Operating Expenses for such year exceed Tenant’s Share of actual Operating Expenses for such year Landlord shall pay the excess to Tenant within 30 days after delivery of such Annual Statement, except that after the expiration, or earlier termination of the Term or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord.

The Annual Statement shall be final and binding upon Tenant unless Tenant, within 90 days after Tenant’s receipt thereof, shall contest any item therein by giving written notice to Landlord, specifying each item contested and the reason therefor. If, during such 90 day period, Tenant reasonably and in good faith questions or contests the accuracy of Landlord’s statement of Tenant’s Share of Operating Expenses, Landlord will provide Tenant with access to Landlord’s books and records relating to the operation of the Project and such information as Landlord reasonably determines to be responsive to Tenant’s questions (the “Expense Information”). If after Tenant’s review of such Expense Information, Landlord and Tenant cannot agree upon the amount of Tenant’s Share of Operating Expenses, then Tenant shall have the right to have an independent regionally recognized public accounting firm selected by Tenant, working pursuant to a fee arrangement other than a contingent fee (at Tenant’s sole cost and expense) and approved by Landlord (which approval shall not be unreasonably withheld or delayed), audit and/or review the Expense Information for the year in question (the “Independent Review”). The results of any such Independent Review shall be binding on Landlord and Tenant. If the Independent Review shows that the payments actually made by Tenant with respect to Operating Expenses for the calendar year in question exceeded Tenant’s Share of Operating Expenses for such calendar year, Landlord shall at Landlord’s option either (i) credit the excess amount to the next succeeding installments of estimated Operating Expenses or (ii) pay the excess to Tenant within 30 days after delivery of such statement except that after the expiration or earlier termination of this Lease or if Tenant is delinquent in its obligation to pay Rent, Landlord shall pay the excess to Tenant after deducting all other amounts due Landlord. If the Independent Review shows that Tenant’s payments with respect to Operating Expenses for such calendar year were less than Tenant’s Share of Operating Expenses for the calendar year, Tenant shall pay the deficiency to Landlord within 30 days after delivery of such statement. If the Independent Review shows that Tenant has overpaid with respect to Operating Expenses by more than 5% then Landlord shall reimburse Tenant for all costs incurred by Tenant for the Independent Review. Operating Expenses for the calendar years in which Tenant’s obligation to share therein begins and ends shall be prorated. Notwithstanding anything set forth herein to the contrary, if the Building is not at least 95% occupied on average during any year of the Term, Tenant’s Share of Operating Expenses for such year shall be computed as though the Building had been 95% occupied on average during such year.

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“Tenant’s Share” shall be the percentage set forth on the first page of this Lease as Tenant’s Share as reasonably adjusted by Landlord for changes in the physical size of the Premises or the Project occurring thereafter. Landlord may equitably increase Tenant’s Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use. Base Rent, Tenant’s Share of Operating Expenses and all other amounts payable by Tenant to Landlord hereunder are collectively referred to herein as “Rent.”

6. Security Deposit. Tenant shall deposit with Landlord, on or before October 25, 2012, a security deposit (the “Security Deposit”) for the performance of all of Tenant’s obligations hereunder in the amount set forth on page 1 of this Lease, which Security Deposit shall be in the form of an unconditional and irrevocable letter of credit (the “Letter of Credit”): (i) in form and substance satisfactory to Landlord, (ii) naming Landlord as beneficiary, (iii) expressly allowing Landlord to draw upon it at any time from time to time by delivering to the issuer notice that Landlord is entitled to draw thereunder, (iv) issued by an FDIC-insured financial institution satisfactory to Landlord, and (v) redeemable by presentation of a sight draft (which may be presented by delivery by overnight courier) at the financial institution’s offices in the United States. If Tenant does not provide Landlord with a substitute Letter of Credit complying with all of the requirements hereof at least 10 days before the stated expiration date of any then current Letter of Credit, Landlord shall have the right to draw the full amount of the current Letter of Credit and hold the funds drawn in cash without obligation for interest thereon as the Security Deposit. The Security Deposit shall be held by Landlord as security for the performance of Tenant’s obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon each occurrence of a Default (as defined in Section 20), Landlord may use all or any part of the Security Deposit to pay delinquent payments due under this Lease, future rent damages, and the cost of any damage, injury, expense or liability caused by such Default, without prejudice to any other remedy provided herein or provided by law. Landlord’s right to use the Security Deposit under this Section 6 includes the right to use the Security Deposit to pay future rent damages following the termination of this Lease pursuant to Section 21(c) below. Upon any use of all or any portion of the Security Deposit, Tenant shall pay Landlord on demand the amount that will restore the Security Deposit to the amount set forth on Page 1 of this Lease. Tenant hereby waives the provisions of any law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. Upon bankruptcy or other debtor-creditor proceedings against Tenant, the Security Deposit shall be deemed to be applied first to the payment of Rent and other charges due Landlord for periods prior to the filing of such proceedings. Upon any such use of all or any portion of the Security Deposit, Tenant shall, within 5 days after demand from Landlord, restore the Security Deposit to its original amount. If Tenant shall fully perform every provision of this Lease to be performed by Tenant, the Security Deposit, or any balance thereof (i.e., after deducting therefrom all amounts to which Landlord is entitled under the provisions of this Lease), shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within 90 days after the expiration or earlier termination of this Lease.

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If Landlord transfers its interest in the Project or this Lease, Landlord shall either (a) transfer any Security Deposit then held by Landlord to a person or entity assuming Landlord’s obligations under this Section 6, or (b) return to Tenant any Security Deposit then held by Landlord and remaining after the deductions permitted herein. Upon such transfer to such transferee or the return of the Security Deposit to Tenant, Landlord shall have no further obligation with respect to the Security Deposit, and Tenant’s right to the return of the Security Deposit shall apply solely against Landlord’s transferee. The Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Landlord’s obligation respecting the Security Deposit is that of a debtor, not a trustee, and no interest shall accrue thereon.

If, as of the expiration of the 24th month of the Base Term, Tenant is not in Default of this Lease and has not been in Default of this Lease at any time during the Term (“Reduction Requirement”), then the Security Deposit shall be reduced to $213,507.38 (the “Reduced Security Deposit”). If Tenant has met the Reduction Requirement and delivers a written request to Landlord for such reduction of the Security Deposit, Landlord shall cooperate with Tenant, at no cost, expense or liability to Landlord, to reduce the Letter of Credit then held by Landlord to the amount of the Reduced Security Deposit. If the Security Deposit is reduced as provided herein, then from and after the date of such reduction, the “Security Deposit” shall be deemed to be the Reduced Security Deposit, for all purposes of this Lease.

7. Use. The Premises shall be used solely for the Permitted Use set forth in the Basic Lease Provisions, and in compliance with all laws, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions now or hereafter applicable to the Premises, and to the use and occupancy thereof, including, without limitation, the Americans With Disabilities Act, 42 U.S.C. § 12101, et seq. (together with the regulations promulgated pursuant thereto, “ADA”) (collectively, “Legal Requirements” and each, a “Legal Requirement”). Tenant shall, upon 5 days’ written notice from Landlord, discontinue any use of the Premises which is declared by any Governmental Authority (as defined in Section 9) having jurisdiction to be a violation of a Legal Requirement. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant’s or Landlord’s insurance, increase the insurance risk, or cause the disallowance of any sprinkler or other credits. Tenant shall not permit any part of the Premises to be used as a “place of public accommodation,” as defined in the ADA or any similar legal requirement. Tenant shall reimburse Landlord promptly upon demand for any additional premium charged for any such insurance policy by reason of Tenant’s failure to comply with the provisions of this Section or otherwise caused by Tenant’s use and/or occupancy of the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit or permit waste, overload the floor or structure of the Premises, subject the Premises to use that would damage the Premises or obstruct or interfere with the rights of Landlord or other tenants or occupants of the Project, including conducting or giving notice of any auction, liquidation, or going out of business sale on the Premises, or using or allowing the Premises to be used for any unlawful purpose. Tenant shall cause any equipment or machinery to be installed in the Premises so as to reasonably prevent sounds or vibrations from the Premises from extending into Common Areas, or other space in the Project. Tenant shall not place any machinery or equipment weighing 500 pounds or more in or upon the Premises or transport or move such items through the Common

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Areas of the Project or in the Project elevators without the prior written consent of Landlord. Except as may be provided under the Work Letter, Tenant shall not, without the prior written consent of Landlord, use the Premises in any manner which will require ventilation, air exchange, heating, gas, steam, electricity or water beyond the existing capacity of the Project as proportionately allocated to the Premises based upon Tenant’s Share as usually furnished for the Permitted Use.

Landlord has disclosed to Tenant that the Project is the subject of an Activity and Use Limitation, which is incorporated herein by reference, and Tenant acknowledges receipt of a copy of such Activity and Use Limitation prior to execution of this Lease.

Landlord shall be responsible for the compliance of the Common Areas of the Project and the Premises with the ADA as of the Commencement. Following the Commencement Date, Landlord shall, as an Operating Expense (to the extent such Legal Requirement is generally applicable to similar buildings in the area in which the Project is located) and at Tenant’s expense (to the extent such Legal Requirement is triggered by reason of Tenant’s, as compared to other tenants of the Project, specific use of the Premises or Tenant’s alterations) make any alterations or modifications to the Common Areas or the exterior of the Building that are required by Legal Requirements. Subject to Landlord’s performance of its obligations in the Work Letter, Tenant, at its sole expense, shall make any alterations or modifications to the interior or the exterior of the Premises or the Project that are required by Legal Requirements (including, without limitation, compliance of the Premises with the ADA) related to Tenant’s use or occupancy of the Premises. Subject to Landlord’s performance of its obligations in the Work Letter, Tenant shall be responsible for any and all demands, claims, liabilities, losses, costs, expenses, actions, causes of action, damages or judgments, and all reasonable expenses incurred in investigating or resisting the same (including, without limitation, reasonable attorneys’ fees, charges and disbursements and costs of suit) (collectively, “Claims”) arising out of or in connection with Legal Requirements related to Tenant’s use or occupancy of the Premises, and Tenant shall indemnify, defend, hold and save Landlord harmless from and against any and all such Claims.

8. Holding Over. If, with Landlord’s express written consent, Tenant retains possession of the Premises after the termination of the Term, (i) unless otherwise agreed in such written consent, such possession shall be subject to immediate termination by Landlord at any time, (ii) all of the other terms and provisions of this Lease (including, without limitation, the adjustment of Base Rent pursuant to Section 4 hereof) shall remain in full force and effect (excluding any expansion or renewal option or other similar right or option) during such holdover period, (iii) Tenant shall continue to pay Base Rent in the amount payable upon the date of the expiration or earlier termination of this Lease or such other amount as Landlord may indicate, in Landlord’s sole and absolute discretion, in such written consent, and (iv) all other payments shall continue under the terms of this Lease. If Tenant remains in possession of the Premises after the expiration or earlier termination of the Term without the express written consent of Landlord, (A) Tenant shall become a tenant at sufferance upon the terms of this Lease except that the monthly rental shall be equal to 150% of Rent in effect during the last 30 days of the Term, and (B) if Tenant’s period of holdover exceeds 30 days, Tenant shall be responsible for all damages suffered by Landlord resulting from or occasioned by Tenant’s holding over, including consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Section 8 shall not be construed as consent for Tenant to retain possession of the Premises. Acceptance by Landlord of Rent after the expiration of the Term or earlier termination of this Lease shall not result in a renewal or reinstatement of this Lease.

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9. Taxes. Landlord shall pay, as part of Operating Expenses, all taxes, levies, fees, assessments and governmental charges of any kind, existing as of the Commencement Date or thereafter enacted (collectively referred to as “Taxes” ), imposed by any federal, state, regional municipal, local or other governmental authority or agency, including, without limitation, quasi-public agencies (collectively, “Governmental Authority”) during the Term, including, without limitation, all Taxes: (i) imposed on or measured by or based, in whole or in part, on rent payable to (or gross receipts received by) Landlord under this Lease and/or from the rental by Landlord of the Project or any portion thereof, or (ii) based on the square footage, assessed value or other measure or evaluation of any kind of the Premises or the Project, or (iii) assessed or imposed by or on the operation or maintenance of any portion of the Premises or the Project, including parking, or (iv) assessed or imposed by, or at the direction of, or resulting from Legal Requirements, or interpretations thereof, promulgated by, any Governmental Authority, (v) imposed as a license or other fee, charge, tax or assessment on Landlord’s business or occupation of leasing space in the Project, or (vi) assessed or imposed by or on the operation or maintenance of any portion or whole of the Condominium (provided that to the extent any Taxes are assessed against the Condominium as a whole, such amounts shall be allocated among the buildings located in the Condominium based on the square footage of the buildings in question, unless Landlord reasonably determines that such allocation should be made on another basis). Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens securing Taxes. Taxes shall not include any net income taxes imposed on Landlord except to the extent such net income taxes are in substitution for any Taxes payable hereunder. If any such Tax is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall pay, prior to delinquency any and all Taxes levied or assessed against any personal property or trade fixtures placed by Tenant in the Premises, whether levied or assessed against Landlord or Tenant. If any Taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property, or if the assessed valuation of the Project is increased by a value attributable to improvements in or alterations to the Premises, whether owned by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, higher than the base valuation on which Landlord from time-to-time allocates Taxes to all tenants in the Project, Landlord shall have the right, but not the obligation, to pay such Taxes. Landlord’s determination of any excess assessed valuation shall be binding and conclusive, absent manifest error. The amount of any such payment by Landlord shall constitute Additional Rent due from Tenant to Landlord immediately upon demand.

10. Parking. Subject to all matters of record, Force Majeure, a Taking (as defined in Section 19 below) and the exercise by Landlord of its rights hereunder, Landlord shall make available to Tenant up to 32 parking spaces in the Technology Square Garage on a non-exclusive basis at market rates in those areas designated for non-reserved parking, subject in each case to Landlord’s rules and regulations; provided, however, that Tenant during the first 12 months of the Term shall be required to pay for a minimum of 15 parking spaces and following the Parking Determination Date (as defined below), Tenant shall be required to pay for a minimum of 21 parking spaces. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Tenant shall pay to Landlord or as directed by Landlord, monthly as Additional Rent hereunder the market rate for each parking space, as reasonably determined by Landlord from time to time, which as of the date hereof shall be $220.00 per space per month.

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Tenant shall notify Landlord prior to the Commencement Date as to how many parking spaces (which amount shall not be lower than 15 parking spaces or exceed 32 parking spaces) that Tenant will initially use hereunder If Tenant initially elects to use fewer than 32 parking spaces and, prior to the first anniversary of the Commencement Date (the “Parking Determination Date”), Tenant shall give Landlord notice to Landlord if it wishes to use additional spaces during the Term following the Parking Determination Date (which shall not be lower than 21 or to exceed 32 parking spaces in the aggregate hereunder), Landlord shall make available and Tenant shall commence paying for any such additional spaces on the date that is 30 days after Tenant’s notice to Landlord. If Tenant has not elected to use all 32 parking spaces prior to the Parking Determination Date and delivers notice to Landlord thereafter that it wishes, in its reasonable discretion. to use additional parking spaces (not to exceed 32 parking spaces in the aggregate hereunder,) and Landlord determines, it its reasonable discretion, that any additional spaces are available in the Technology Square Parking Garage, for use by Tenant, Landlord shall make available and Tenant shall commence paying for any such additional spaces on the date that is 30 days after Tenant’s notice to Landlord. Tenant acknowledges and agrees that Landlord shall have no obligation to provide Tenant with any additional spaces following the Parking Determination Date. Landlord shall not be responsible for enforcing Tenant’s parking rights against any third parties, including other tenants of the Project.

Tenant shall, at Tenant’s sole expense, for so long as the Parking and Traffic Demand Management Plan dated May 9, 1999 as approved by the City of Cambridge on July 9, 1999, including the conditions set forth in such approval (as amended from time to time, the “PTDM”), remains applicable to the Condominium, (i) offer to subsidize mass transit monthly passes for all of its employees; (ii) implement a Commuter Choice Program; (iii) discourage single-occupant vehicle (“SOV” ) use by its employees; (iv) promote alternative modes of transportation and use of alternative work hours; (v) meet with Landlord and/or its representatives no more than quarterly discuss transportation programs and initiatives; (vi) participate in annual surveys monitoring transportation programs and initiatives at Technology Square; (vii) cooperate with Landlord in connection with transportation programs and initiatives promulgated pursuant to the PTDM; (viii) provide alternative work programs (such as telecommuting, flex-time and compressed work weeks) to its employees in order to reduce traffic impacts in Cambridge during peak commuter hours; and (ix) otherwise cooperate with Landlord in encouraging employees to seek alternate modes of transportation.

11. Utilities, Services. Landlord shall provide, subject to the terms of this Section 11, water, electricity, heat, light, power, sewer, and other utilities (including gas and fire sprinklers to the extent the Project is plumbed for such services), and with respect to the Common Areas only, refuse and trash collection and janitorial services (collectively, “Utilities”). Landlord shall pay, as Operating Expenses or subject to Tenant’s reimbursement obligation, for all Utilities used on the Premises, all maintenance charges for Utilities, and any storm sewer charges or other similar charges for Utilities imposed by any Governmental Authority or Utility provider, and any taxes, penalties, surcharges or similar charges thereon. As part of the Tenant Improvements, Landlord shall cause the Premises to be separately submetered for electricity and, commencing on the

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Commencement Date, Tenant shall pay to Landlord the cost of electricity consumed in the Premises based on such submeter as Additional Rent. Tenant shall pay directly to the Utility provide, r prior to delinquency, the cost of separately metered Utilities furnished to Tenant or the Premises during the Term. With the exception only of electricity (or any other Utilities) separately metered or submetered to the Premises as provided above, Tenant shall pay, as part of Operating Expenses, its share of all charges for jointly metered Utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of Utilities, from any cause whatsoever other than Landlord’s willful misconduct, shall result in eviction or constructive eviction of Tenant, termination of this Lease or the abatement of Rent. Tenant agrees to limit use of water and sewer with respect to Common Areas to normal restroom use.

Tenant may elect to provide and pay directly for janitorial services and trash collection for the Premises. Landlord shall provide, as an Operating Expense, a dumpster and/or compactor for use by Tenant in common with others entitled thereto for the disposal of non-hazardous and non-controlled substances and material.

Landlord’s sole obligation for either providing emergency generators or providing emergency back-up power to Tenant shall be: (i) to provide emergency generators with not less than the capacity of the emergency generators located in the Building as of the Commencement Date, and (ii) to contract with a third party to maintain the emergency generators as per the manufacturer’s standard maintenance guidelines. Landlord shall have no obligation to provide Tenant with operational emergency generators or back-up power or to supervise, oversee or confirm that the third party maintaining the emergency generators is maintaining the generators as per the manufacturer’s standard guidelines or otherwise. During any period of replacement, repair or maintenance of the emergency generators when the emergency generators are not operational, including any delays thereto due to the inability to obtain parts or replacement equipment, Landlord shall have no obligation to provide Tenant with an alternative back-up generator or generators or alternative sources of back-up power. Tenant expressly acknowledges and agrees that Landlord does not guaranty that such emergency generators will be operational at all times or that emergency power will be available to the Premises when needed.

Tenant may use the freight elevator and loading dock in common with others entitled thereto at no additional charge. The regular hours of operation of the freight elevator and loading dock are 24 hours per day, 7 days per week, subject to downtime for maintenance and repairs.

12. Alterations and Tenant’s Property. Any alterations, additions, or improvements made to the Premises by or on behalf of Tenant, including additional locks or bolts of any kind or nature upon any doors or windows in the Premises, but excluding installation, removal or realignment of furniture systems (other than removal of furniture systems owned or paid for by Landlord) not involving any modifications to the structure or connections (other than by ordinary plugs or jacks) to Building Systems (as defined in Section 13) (“Alterations”) shall be subject to Landlord’s prior written consent, which may be given or withheld in Landlord’s sole discretion if any such Alteration affects the structure or Building Systems, but which shall otherwise not be unreasonably withheld or delayed. If Landlord approves any Alterations, Landlord may impose such conditions on Tenant in connection with the commencement, performance and completion of such Alterations as Landlord may deem appropriate in Landlord’s sole and absolute discretion. Any request for approval shall be in writing, delivered not less than 15 business days in advance

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of any proposed construction, and accompanied by plans, specifications, bid proposals, work contracts and such other information concerning the nature and cost of the alterations as may be reasonably requested by Landlord, including the identities and mailing addresses of all persons performing work or supplying materials. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to ensure that such plans and specifications or construction comply with applicable Legal Requirements. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Legal Requirements and shall implement at its sole cost and expense any alteration or modification required by Legal Requirements as a result of any Alterations. Tenant shall pay to Landlord, as Additional Rent, within 10 days after demand, Landlord’s out-of-pocket expenses for plan review, coordination, scheduling and supervision in connection with any Alterations. Before Tenant begins any Alteration, Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall reimburse Landlord for, and indemnify and hold Landlord harmless from, any expense incurred by Landlord by reason of faulty work done by Tenant or its contractors, delays caused by such work, or inadequate cleanup.

Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all Alterations work free and clear of liens, and shall provide (and cause each contractor or subcontractor to provide) certificates of insurance for workers’ compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Alterations, Tenant shall deliver to Landlord: (i) sworn statements setting forth the names of all contractors and subcontractors who did the work and final lien waivers from all such contractors and subcontractors; and (ii) “as built” plans for any such Alteration.

Except for Removable Installations (as hereinafter defined,) all Installations (as hereinafter defined) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term, and shall remain upon and be surrendered with the Premises as a part thereof. Notwithstanding the foregoing, Landlord may, at the time its approval of any such Installation is requested, notify Tenant that Landlord requires that Tenant remove such Installation upon the expiration or earlier termination of the Term, in which event Tenant shall remove such Installation in accordance with the immediately succeeding sentence. Upon the expiration or earlier termination of the Term, Tenant shall remove (i) all wires, cables or similar equipment which Tenant has installed in the Premises or in the risers or plenums of the Building, (ii) any Installations for which Landlord has given Tenant notice of removal in accordance with the immediately preceding sentence, and (iii) all of Tenant’s Property (as hereinafter defined), and Tenant shall restore and repair any damage caused by or occasioned as a result of such removal, including, without limitation, capping off all such connections behind the walls of the Premises and repairing any holes. During any restoration period beyond the expiration or earlier termination of the Term, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant. If Landlord is requested by Tenant or any lender, lessor or other person or entity claiming an interest in any of Tenant’s Property to waive any lien Landlord may have against any of Tenant’s Property, and Landlord consents to such waiver, then Landlord shall be entitled to be paid as administrative rent a fee of $1,000 per occurrence for its time and effort in preparing and negotiating such a waiver of lien.

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Other than (i) the items, if any, listed on Exhibit F attached hereto, (ii) any items agreed by Landlord in writing to be included on Exhibit F in the future, and (iii) any trade fixtures, machinery, equipment and other personal property not paid for out of the TI Fund (as defined in the Work Letter) which may be removed without material damage to the Premises, which damage shall be repaired (including capping or terminating utility hook-ups behind walls) by Tenant during the Term (collectively, “Tenant’s Property”), all property of any kind paid for with the TI Fund, all Alterations, real property fixtures, built-in machinery and equipment, built-in casework and cabinets and other similar additions and improvements built into the Premises so as to become an integral part of the Premises such as fume hoods which penetrate the roof or plenum area, built-in cold rooms, built-in warm rooms, walk-in cold rooms, walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Installations”) shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, shall not be removed by Tenant at any time during the Term and shall remain upon and be surrendered with the Premises as a part thereof in accordance with Section 28 following the expiration or earlier termination of this Lease; provided, however, that Landlord shall, at the time its approval of such Installation is requested notify Tenant if it has elected to cause Tenant to remove such Installation upon the expiration or earlier termination of this Lease. If Landlord so elects, Tenant shall remove such Installation upon the expiration or earlier termination of this Lease and restore any damage caused by or occasioned as a result of such removal, including, when removing any of Tenant’s Property which was plumbed, wired or otherwise connected to any of the Building Systems, capping off all such connections behind the walls of the Premises and repairing any holes. During any such restoration period, Tenant shall pay Rent to Landlord as provided herein as if said space were otherwise occupied by Tenant.

13. Landlord’s Repairs. Landlord, as an Operating Expense, shall maintain all of the structural, exterior, parking and other Common Areas of the Project including HVAC, plumbing, fire sprinklers, elevators and all other building systems serving the Premises and other portions of the Project (“Building Systems”), in good repair, reasonable wear and tear and uninsured losses and damages caused by Tenant, or by any of Tenant’s agents, servants, employees, invitees and contractors (collectively, “Tenant Parties”) excluded. Losses and damages caused by Tenant or any Tenant Party shall be repaired by Landlord, to the extent not covered by insurance, at Tenant’s sole cost and expense. Landlord reserves the right to stop Building Systems services when necessary (i) by reason of accident or emergency or (ii) for planned repairs, alterations or improvements, which are, in the judgment of Landlord, desirable or necessary to be made, until said repairs, alterations or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply Building Systems services during any such period of interruption; provided, however, that Landlord shall, except in case of emergency make a commercially reasonable effort to give Tenant 24 hours advance notice of any planned stoppage of Building Systems services for routine maintenance, repairs, alterations or improvements. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Section, after which Landlord shall have a reasonable opportunity to effect such repair Landlord shall not be liable for any failure to make any repairs or to perform any maintenance

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unless such failure shall persist for an unreasonable time after Tenant’s written notice of the need for such repairs or maintenance. Tenant waives its rights under any state or local law to terminate this Lease or to make such repairs at Landlord’s expense and agrees that the parties’ respective rights with respect to such matters shall be solely as set forth herein. Repairs required as the result of fire, earthquake, flood, vandalism, war, or similar cause of damage or destruction shall be controlled by Section 18.

14. Tenant’s Repairs. Subject to Section 13 and Section 18 hereof, Tenant, at its expense, shall repair, replace and maintain in good condition, damage covered by Section 18 and ordinary wear and tear excepted, all portions of the Premises, including, without limitation, entries, doors, ceilings, interior windows, interior walls, and the interior side of demising walls. Such repair and replacement may include capital expenditures and repairs whose benefit may extend beyond the Term. Should Tenant fail to make any such repair or replacement or fail to maintain the Premises, Landlord shall give Tenant notice of such failure. If Tenant fails to commence cure of such failure within 10 days of Landlord’s notice, and thereafter diligently prosecute such cure to completion, Landlord may perform such work and shall be reimbursed by Tenant within 10 days after demand therefor; provided, however, that if such failure by Tenant creates or could create an emergency, Landlord may immediately commence cure of such failure and shall thereafter be entitled to recover the costs of such cure from Tenant. Subject to Sections 17 and 18, Tenant shall bear the full uninsured cost of any repair or replacement to any part of the Project that results from damage caused by Tenant or any Tenant Party and any repair that benefits only the Premises.

15. Mechanic’s Liens. Tenant shall discharge, by bond or otherwise, any mechanic’s lien filed against the Premises or against the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant within 10 days after Tenant receives notice of the filing thereof, at Tenant’s sole cost and shall otherwise keep the Premises and the Project free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to discharge any lien described herein, Landlord shall have the right, but not the obligation, to pay such claim or post a bond or otherwise provide security to eliminate the lien as a claim against title to the Project and the cost thereof shall be immediately due from Tenant as Additional Rent. If Tenant shall lease or finance the acquisition of office equipment, furnishings, or other personal property of a removable nature utilized by Tenant in the operation of Tenant’s business, Tenant warrants that any Uniform Commercial Code Financing Statement filed as a matter of public record by any lessor or creditor of Tenant will upon its face or by exhibit thereto indicate that such Financing Statement is applicable only to removable personal property of Tenant located within the Premises. In no event shall the address of the Project be furnished on the statement without qualifying language as to applicability of the lien only to removable personal property, located in an identified suite held by Tenant.

16. Indemnification. Tenant hereby indemnifies and agrees to defend, save and hold Landlord harmless from and against any and all Claims for injury or death to persons or damage to property occurring within or about the Premises, arising directly or indirectly out of use or occupancy of the Premises or a breach or default by Tenant in the performance of any of its obligations hereunder unless caused solely by the willful misconduct or negligence of Landlord. Landlord shall not be liable to Tenant for, and Tenant assumes all risk of damage to, personal property (including, without limitation, loss of records kept within the Premises). Tenant further waives any and all Claims for injury to Tenant’s business or loss of income relating to any such damage or destruction of personal property (including, without limitation, any loss of records). Landlord shall not be liable for any damages arising from any act, omission or neglect of any tenant in the Project or of any other third party.

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17. Insurance. Landlord shall maintain all risk property and, if applicable, sprinkler damage insurance covering the full replacement cost of the Project or such lesser coverage amount as Landlord may elect provided such coverage amount is not less than 90% of such full replacement cost. Landlord shall further procure and maintain commercial general liability insurance with a single loss limit of not less than $2,000,000 for bodily injury and property damage with respect to the Project. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, flood, environmental hazard and earthquake, loss or failure of building equipment, errors and omissions, rental loss during the period of repair or rebuilding, workers’ compensation insurance and fidelity bonds for employees employed to perform services and insurance for any improvements installed by Tenant or which are in addition to the standard improvements customarily furnished by Landlord without regard to whether or not such are made a part of the Project. All such insurance shall be included as part of the Operating Expenses. The Project may be included in a blanket policy (in which case the cost of such insurance allocable to the Project will be determined by Landlord based upon the insurer’s cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant’s use of the Premises.

Tenant, at its sole cost and expense, shall maintain during the Term: all risk property insurance with business interruption and extra expense coverage, covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant’s expense; workers’ compensation insurance with no less than the minimum limits required by law; employer’s liability insurance with such limits as required by law; and commercial general liability insurance, with a minimum limit of not less than $2,000,000 per occurrence for bodily injury and property damage with respect to the Premises. The commercial general liability insurance policy shall name Alexandria Real Estate Equities, Inc. and Landlord, its officers, directors, employees, managers, agents, invitees and contractors and the Additional Insured Parties (as defined in the next succeeding paragraph) (collectively, “Landlord Parties”), as additional insureds; insure on an occurrence and not a claims-made basis; be issued by insurance companies which have a rating of not less than policyholder rating of A and financial category rating of at least Class X in “Best’s Insurance Guide”; shall not be cancelable for nonpayment of premium unless 30 days prior written notice shall have been given to Landlord from the insurer; contain a hostile fire endorsement and a contractual liability endorsement; and provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant’s policies). Certificates of insurance showing the limits of coverage required hereunder and showing Landlord as an additional insured, along with reasonable evidence of the payment of premiums for the applicable period, shall be delivered to Landlord by Tenant upon commencement of the Term and upon each renewal of said insurance. Tenant’s policy may be a “blanket policy” with an aggregate per location endorsement which specifically provides that the amount of insurance shall not be prejudiced by other losses covered by the policy. Tenant shall, at least 5 days prior to the expiration of such policies, furnish Landlord with renewal certificates.

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In each instance where insurance is to name Landlord as an additional insured, Tenant shall upon written request of Landlord also designate and furnish certificates so evidencing Landlord as additional insured to the following parties (collectively “Additional Insured Parties”): (i) any lender of Landlord holding a security interest in the Project or any portion thereof and any servicer in connection therewith, (ii) the landlord under any lease wherein Landlord is tenant of the real property on which the Project is located, if the interest of Landlord is or shall become that of a tenant under a ground or other underlying lease rather than that of a fee owner, (iii) any management company retained by Landlord to manage the Project, (iv) the condominium association with respect to the Condominium, (v) any member, partner or shareholder of Landlord or the owner of any beneficial interest therein and/or (vi) any other party reasonably designated by Landlord.

The property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, and their respective officers, directors, employees, managers, agents, invitees and contractors (“Related Parties”), in connection with any loss or damage thereby insured against. Neither party nor its respective Related Parties shall be liable to the other for loss or damage caused by any risk insured against under property insurance required to be maintained hereunder or actually maintained by such party, whichever is greater, and each party waives any claims against the other party, and its respective Related Parties, for such loss or damage. The failure of a party to insure its property shall not void this waiver. Landlord and its respective Related Parties shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and losses occasioned thereby sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever. If the foregoing waivers shall contravene any law with respect to exculpatory agreements, the liability of Landlord or Tenant shall be deemed not released but shall be secondary to the other’s insurer.

Landlord may require insurance policy limits to be raised to conform with requirements of Landlord’s lender and/or to bring coverage limits to levels then being generally required of new tenants within the Project; provided, however, that the increased amount of coverage is consistent with coverage amounts then being required by institutional owners of similar projects with tenants occupying similar size premises in the geographical area in which the Project is located.

18. Restoration. If, at any time during the Term, the Project or the Premises are damaged or destroyed by a fire or other insured casualty, Landlord shall notify Tenant within 60 days after discovery of such damage as to the amount of time Landlord reasonably estimates it will take to restore the Project or the Premises, as applicable (the “Restoration Period” ). If the Restoration Period is estimated to exceed 12 months (the “Maximum Restoration Period”), Landlord may, in such notice, elect to terminate this Lease as of the date that is 75 days after the date of discovery of such damage or destruction; provided, however, that notwithstanding Landlord’s election to restore, Tenant may elect to terminate this Lease by written notice to Landlord delivered within 5 business days of receipt of a notice from Landlord estimating a Restoration Period for the Premises longer than the Maximum Restoration Period. Unless either Landlord or Tenant so elects to terminate this Lease, Landlord shall, subject to receipt of sufficient insurance proceeds (with any deductible to be treated as a current Operating Expense), promptly restore the Premises (excluding the improvements installed by Tenant or by Landlord and paid for

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by Tenant), subject to delays arising from the collection of insurance proceeds, from Force Majeure events or as needed to obtain any license, clearance or other authorization of any kind required to enter into and restore the Premises issued by any Governmental Authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials (as defined in Section 30) in, on or about the Premises (collectively referred to herein as “Hazardous Materials Clearances” ); provided, however that if repair or restoration of the Premises is not substantially complete as of the end of the Maximum Restoration Period or, if longer, the Restoration Period, Landlord may, in its sole and absolute discretion, elect not to proceed with such repair and restoration, or Tenant may by written notice to Landlord delivered within 5 business days of the expiration of the Maximum Restoration Period or, if longer, the Restoration Period, elect to terminate this Lease, in which event Landlord shall be relieved of its obligation to make such repairs or restoration and this Lease shall terminate as of the date that is 75 days after the later of: (i) discovery of such damage or destruction, or (ii) the date all required Hazardous Materials Clearances are obtained, but Landlord shall retain any Rent paid and the right to any Rent payable by Tenant prior to such election by Landlord or Tenant.

Tenant, at its expense, shall promptly perform, subject to delays arising from the collection of insurance proceeds, from Force Majeure (as defined in Section 34) events or to obtain Hazardous Material Clearances, all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either Landlord or Tenant may terminate this Lease upon written notice to the other if the Premises are damaged during the last 9 months of the Term and Landlord reasonably estimates that it will take more than 2 months to repair such damage; provided, however, that such notice is delivered within 10 business days after the date that Landlord provides Tenant with written notice of the estimated Restoration Period. Landlord shall also have the right to terminate this Lease if insurance proceeds are not available for such restoration. Rent shall be abated from the date all required Hazardous Material Clearances are obtained until the Premises are repaired and restored, in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises, unless Landlord provides Tenant with other space reasonably acceptable to Tenant during the period of repair that is suitable for the temporary conduct of Tenant’s business. Such abatement shall be the sole remedy of Tenant, and except as provided in this Section 18, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

The provisions of this Lease, including this Section 18, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, or any other portion of the Project, and any statute or regulation which is now or may hereafter be in effect shall have no application to this Lease or any damage or destruction to all or any part of the Premises or any other portion of the Project, the parties hereto expressly agreeing that this Section 18 sets forth their entire understanding and agreement with respect to such matters.

19. Condemnation. If the whole or any material part of the Premises or the Project is taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a “Taking” or “Taken”), and the Taking would in Landlord’s reasonable judgment either prevent or materially interfere with Tenant’s use of the Premises or materially interfere with or impair Landlord’s ownership or

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operation of the Project, then upon written notice by Landlord this Lease shall terminate and Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, Landlord shall promptly restore the Premises and the Project as nearly as is commercially reasonable under the circumstances to their condition prior to such partial Taking and the rentable square footage of the Building, the rentable square footage of the Premises, Tenant’s Share of Operating Expenses and the Rent payable hereunder during the unexpired Term shall be reduced to such extent as may be fair and reasonable under the circumstances. Upon any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant’s interest, if any, in such award. Tenant shall have the right, to the extent that same shall not diminish Landlord’s award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant for moving expenses and damage to Tenant’s trade fixtures, if a separate award for such items is made to Tenant. Tenant hereby waives any and all rights it might otherwise have pursuant to any provision of state law to terminate this Lease upon a partial Taking of the Premises or the Project.

20. Events of Default. Each of the following events shall be a default (“Default” ) by Tenant under this Lease:

(a) Payment Defaults. Tenant shall fail to pay any installment of Rent or any other payment hereunder when due; provided, however, that Landlord will give Tenant notice and an opportunity to cure any failure to pay Rent within 5 business days of any such notice not more than twice in any 12 month period and Tenant agrees that such notice shall be in lieu of and not in addition to, or shall be deemed to be, any notice required by law; provided, further, however, that no such notice or opportunity to cure shall be required for any failure by Tenant to pay the first month’s Base Rent and deliver the Security Deposit to Landlord at such time as required pursuant to Section 3(a) above.

(b) Insurance. Any insurance required to be maintained by Tenant pursuant to this Lease shall be canceled or terminated or shall expire or shall be reduced or materially changed, or Landlord shall receive a notice of nonrenewal of any such insurance and Tenant shall fail to obtain replacement insurance at least 20 days before the expiration of the current coverage.

(c) Abandonment. Tenant shall abandon the Premises.

(d) Improper Transfer. Tenant shall assign, sublease or otherwise transfer or attempt to transfer all or any portion of Tenant’s interest in this Lease or the Premises except as expressly permitted herein, or Tenant’s interest in this Lease shall be attached, executed upon, or otherwise judicially seized and such action is not released within 90 days of the action.

(e) Liens. Tenant shall fail to discharge or otherwise obtain the release of any lien placed upon the Premises in violation of this Lease within 10 days after any such lien is filed against the Premises.

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(f) Insolvency Events. Tenant or any guarantor or surety of Tenant’s obligations hereunder shall: (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a “Proceeding for Relief”); (C) become the subject of any Proceeding for Relief which is not dismissed within 90 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

(g) Estoppal Certificate or Subordination Agreement. Tenant fails to execute any document required from Tenant under Sections 23 or 27 within 5 business days after a second notice requesting such document.

(h) Other Defaults. Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Section 20, and, except as otherwise expressly provided herein, such failure shall continue for a period of 30 days after written notice thereof from Landlord to Tenant.

Any notice given under Section 20(h) hereof shall: (i) specify the alleged default, (ii) demand that Tenant cure such default, (iii) be in lieu of, and not in addition to, or shall be deemed to be, any notice required under any provision of applicable law, and (iv) not be deemed a forfeiture or a termination of this Lease unless Landlord elects otherwise in such notice; provided that if the nature of Tenant’s default pursuant to Section 20(h) is such that it cannot be cured by the payment of money and reasonably requires more than 30 days to cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said 30 day period and thereafter diligently prosecutes the same to completion; provided, however, that such cure shall be completed no later than 90 days from the date of Landlord’s notice.

21. Landlord’s Remedies.

(a) Payment By Landlord; Interest. Upon a Default by Tenant hereunder, Landlord may, without waiving or releasing any obligation of Tenant hereunder, make such payment or perform such act. All sums so paid or incurred by Landlord, together with interest thereon, from the date such sums were paid or incurred, at the annual rate equal to 12% per annum or the highest rate permitted by law (the “Default Rate”), whichever is less, shall be payable to Landlord on demand as additional Rent. Nothing herein shall be construed to create or impose a duty on Landlord to mitigate any damages resulting from Tenant’s Default hereunder.

(b) Late Payment Rent. Late payment by Tenant to Landlord of Rent and other sums due will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult and impracticable to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord under any Mortgage covering the Premises. Therefore, if any installment of Rent due from Tenant is not received by Landlord within 5 days after the date such payment is due, Tenant shall pay to Landlord an additional sum of 6% of the overdue Rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. In addition to the late charge, Rent not paid when due shall bear interest at the Default Rate from the 5th day after the date due until paid.

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(c) Remedies. Upon the occurrence of a Default, Landlord, at its option, without further notice or demand to Tenant, shall have in addition to all other rights and remedies provided in this Lease, at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever. No cure in whole or in part of such Default by Tenant after Landlord has taken any action beyond giving Tenant notice of such Default to pursue any remedy provided for herein (including retaining counsel to file an action or otherwise pursue any remedies) shall in any way affect Landlord’s right to pursue such remedy or any other remedy provided Landlord herein or under law or in equity, unless Landlord, in its sole discretion, elects to waive such Default.

(i) This Lease and the Term and estate hereby granted are subject to the limitation that whenever a Default shall have happened and be continuing, Landlord shall have the right, at its election, then or thereafter while any such Default shall continue and notwithstanding the fact that Landlord may have some other remedy hereunder or at law or in equity, to give Tenant written notice of Landlord’s intention to terminate this Lease on a date specified in such notice, which date shall be not less than 5 days after the giving of such notice, and upon the date so specified, this Lease and the estate hereby granted shall expire and terminate with the same force and effect as if the date specified in such notice were the date hereinbefore fixed for the expiration of this Lease, and all right of Tenant hereunder shall expire and terminate, and Tenant shall be liable as hereinafter in this Section 21(c) provided. If any such notice is given, Landlord shall have, on such date so specified, the right of re-entry and possession of the Premises and the right to remove all persons and property therefrom and to store such property in a warehouse or elsewhere at the risk and expense, and for the account, of Tenant. Should Landlord elect to re-enter as herein provided or should Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may from time to time re-let the Premises or any part thereof for such term or terms and at such rental or rentals and upon such terms and conditions as Landlord may deem advisable, with the right to make commercially reasonable alterations in and repairs to the Premises.

(ii) In the event of any termination of this Lease as in this Section 21 provided or as required or permitted by law or in equity, Tenant shall forthwith quit and surrender the Premises to Landlord, and Landlord may, without further notice, enter upon, re-enter, possess and repossess the same by summary proceedings, ejectment or otherwise, and again have, repossess and enjoy the same as if this Lease had not been made, and in any such event Tenant and no person claiming through or under Tenant by virtue of any law or an order of any court shall be entitled to possession or to remain in possession of the Premises. Landlord, at its option, notwithstanding any other provision of this Lease, shall be entitled to recover from Tenant, as and for liquidated damages, the sum of:

(A) all Base Rent, Additional Rent and other amounts payable by Tenant hereunder then due or accrued and unpaid: and

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(B) the amount equal to the aggregate of all unpaid Base Rent and Additional Rent which would have been payable if this Lease had not been terminated prior to the end of the Term then in effect, discounted to its then present value in accordance with accepted financial practice using a rate of 5% per annum, for loss of the bargain; and

(C) all other damages and expenses (including attorneys’ fees and expenses,} if any, which Landlord shall have sustained by reason of the breach of any provision of this Lease; less

(D) the net proceeds of any re-letting actually received by Landlord and the amount of damages which Tenant proves could have been avoided had Landlord taken reasonable steps to mitigate its damages.

(iii) Nothing herein contained shall limit or prejudice the right of Landlord, in any bankruptcy or insolvency proceeding, to prove for and obtain as liquidated damages by reason of such termination an amount equal to the maximum allowed by any bankruptcy or insolvency proceedings, or to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law, but in each case not more than the amount to which Landlord would otherwise be entitled under this Section 21.

(iv) Nothing in this Section 21 shall be deemed to affect the right of either party to indemnifications pursuant to this Lease.

(v) If Landlord terminates this Lease upon the occurrence of a Default, Tenant will quit and surrender the Premises to Landlord or its agents, and Landlord may, without further notice, enter upon, re-enter and repossess the Premises by summary proceedings, ejectment or otherwise. The words “enter,” “re-enter,” and “re-entry” are not restricted to their technical legal meanings.

(vi) If either party shall be in default in the observance or performance of any provision of this Lease, and an action shall be brought for the enforcement thereof, the non-prevailing party shall pay to the prevailing party all fees, costs and other expenses which may become payable as a result thereof or in connection therewith, including attorneys’ fees and expenses.

(vii) If Tenant shall default in the keeping, observance or performance of any covenant, agreement, term, provision or condition herein contained, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant (a) immediately or at any time thereafter and without notice in the case of emergency or in case such default will result in a violation of any legal or insurance requirements, or in the imposition of any lien against all or any portion of the Premises (but only after Tenant has failed to respond to such lien as permitted by Section 15 within the time period provided in Section 15), and (b) in any other case if such default continues after any applicable notice and cure period provided in Section 21. All reasonable costs and expenses incurred by Landlord in connection with any such performance by it for the

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account of Tenant and also all reasonable costs and expenses, including attorneys’ fees and disbursements incurred by Landlord in any action or proceeding (including any summary dispossess proceeding) brought by Landlord to enforce any obligation of Tenant under this Lease and/or right of Landlord in or to the Premises, shall be paid by Tenant to Landlord within 10 days after demand.

(viii) Independent of the exercise of any other remedy of Landlord hereunder or under applicable law, Landlord may conduct an environmental test of the Premises as generally described in Section 30(d), at Tenant’s expense, to the extent provided in Section 30(d).

(ix) In the event that Tenant is in breach or Default under this Lease, whether or not Landlord exercises its right to terminate or any other remedy, Tenant shall reimburse Landlord upon demand for any costs and expenses that Landlord may incur in connection with any such breach or Default, as provided in this Section 21(c). Such costs shall include legal fees and costs incurred for the negotiation of a settlement enforcement of rights or otherwise. Tenant shall also indemnify Landlord against and hold Landlord harmless from all costs, expenses, demands and liability, including without limitation, legal fees and costs Landlord shall incur if Landlord shall become or be made a party to any claim or action instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Premises by license of or agreement with Tenant.

(x) Except as otherwise provided in this Section 21, no right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder or now or hereafter existing. No waiver of any provision of this Lease shall be deemed to have been made unless expressly so made in writing. Landlord shall be entitled, to the extent permitted by law, to seek injunctive relief in case of the violation, or attempted or threatened violation, of any provision of this Lease, or to seek a decree compelling observance or performance of any provision of this Lease, or to seek any other legal or equitable remedy.

22. Assignment and Subletting.

(a) General Prohibition. Without Landlord’s prior written consent subject to and on the conditions described in this Section 22, Tenant shall not, directly or indirectly, voluntarily or by operation of law, assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises, and any attempt to do any of the foregoing shall be void and of no effect. If Tenant is a corporation, partnership or limited liability company, the shares or other ownership interests thereof which are not actively traded upon a stock exchange or in the over-the-counter market, a transfer or series of transfers whereby 25% or more of the issued and outstanding shares or other ownership interests of such corporation are, or voting control is, transferred (but excepting transfers upon deaths of individual owners) from a person or persons or entity or entities which were owners thereof at time of execution of this Lease to persons or entities who were not owners of shares or other ownership interests of the corporation, partnership or limited liability company at time of execution of this

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Lease, shall be deemed an assignment of this Lease requiring the consent of Landlord as provided in this Section 22. Notwithstanding the foregoing, any public offering of shares or other ownership interest in Tenant or any private equity financing by one or more investors who regularly invest in private biotechnology companies, for which Tenant has given Landlord prior (to the extent prior notice is permitted by applicable law) or concurrent written notice, shall not be deemed an assignment.

(b) Permitted Transfers. If Tenant desires to assign, sublease, hypothecate or otherwise transfer this Lease or sublet the Premises other than pursuant to a Permitted Assignment (as defined below), then at least 15 business days, but not more than 45 business days, before the date Tenant desires the assignment or sublease to be effective (the “Assignment Date” ), Tenant shall give Landlord a notice (the “Assignment Notice”) containing such information about the proposed assignee or sublessee, including the proposed use of the Premises and any Hazardous Materials proposed to be used, stored handled, treated, generated in or released or disposed of from the Premises, the Assignment Date, any relationship between Tenant and the proposed assignee or sublessee, and all material terms and conditions of the proposed assignment or sublease, including a copy of any proposed assignment or sublease in its final form, and such other information as Landlord may deem reasonably necessary or appropriate to its consideration whether to grant its consent. Landlord may, by giving written notice to Tenant within 15 business days after receipt of the Assignment Notice: (i) grant such consent, or (ii) refuse such consent in its reasonable discretion. Among other reasons, it shall be reasonable for Landlord to withhold its consent in any of these instances: (1) the proposed assignee or subtenant is a governmental agency; (2) in Landlord’s reasonable judgment, the use of the Premises by the proposed assignee or subtenant would entail any alterations that would lessen the value of the leasehold improvements in the Premises, or would require increased services by Landlord; (3) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in areas of scientific research or other business concerns that are controversial such that they may (i) attract or cause negative publicity for or about the Building or the Project, (ii) negatively affect the reputation of the Building, the Project or Landlord, or (iii) attract protesters to the Building or the Project; (4) in Landlord’s reasonable judgment, the proposed assignee or subtenant lacks the creditworthiness to support the financial obligations it will incur under the proposed assignment or sublease; (5) in Landlord’s reasonable judgment, the character, reputation, or business of the proposed assignee or subtenant is inconsistent with the desired tenant-mix or the quality of other tenancies in the Project or is inconsistent with the type and quality of the nature of the Building; (6) Landlord has received from any prior landlord to the proposed assignee or subtenant a negative report concerning such prior landlord’s experience with the proposed assignee or subtenant; (7) Landlord has experienced previous defaults by or is in litigation with the proposed assignee or subtenant; (8) the use of the Premises by the proposed assignee or subtenant will violate any applicable Legal Requirement; (9) the proposed assignee or subtenant, or any entity that, directly or indirectly, controls, is controlled by, or is under common control with the proposed assignee or subtenant, is then an occupant of the Project if at the relevant time Landlord has comparable space available for lease; (10) the proposed assignee or subtenant is an entity with whom Landlord is negotiating to lease space in the Project if at the relevant time Landlord has comparable space available for lease; or (11) the assignment or sublease is prohibited by Landlord’s lender. No failure of Landlord to respond to any Assignment Notice shall be deemed to be Landlord’s consent to the proposed assignment, sublease or other transfer. Landlord shall, however, use reasonable efforts to timely respond to all Assignment Notices. Tenant shall pay to Landlord a fee equal to One Thousand

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Five Hundred Dollars ($1,500) in connection with its consideration of any Assignment Notice and/or its preparation or review of any consent documents. Notwithstanding the foregoing, Landlord’s consent to an assignment of this Lease or a subletting of any portion of the Premises to any entity controlling, controlled by or under common control with Tenant (a “Control Permitted Assignment”) shall not be required, provided that Landlord shall have the right to approve the form of any such sublease or assignment. In addition, Tenant shall have the right to assign this Lease, upon 10 days prior written notice to Landlord but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Tenant, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Tenant provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the net worth (as determined in accordance with GAAP) of Tenant as of the Commencement Date, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of this Lease arising after the effective date of the assignment (a “Corporate Permitted Assignment”). Control Permitted Assignments and Corporate Permitted Assignments are hereinafter referred to as “Permitted Assignments.”

(c) Additional Conditions. As a condition to any such assignment or subletting, whether or not Landlord’s consent is required, Landlord may require:

(i) that any assignee or subtenant agree, in writing at the time of such assignment or subletting, that if Landlord gives such party notice that Tenant is in Default under this Lease, such party shall thereafter make all payments otherwise due Tenant directly to Landlord, which payments will be received by Landlord without any liability except to credit such payment against those due under the Lease, and any such third party shall agree to attorn to Landlord or its successors and assigns should this Lease be terminated for any reason; provided, however in no event shall Landlord or its successors or assigns be obligated to accept such attornment; and

(ii) A list of Hazardous Materials, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises or on the Project, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; storage and management plans; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); and all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or under the Project for the closure of any such tanks. Neither Tenant nor any such proposed assignee or subtenant is required, however, to provide Landlord with any portion(s) of the such documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities.

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(d) No Release of Tenant, Sharing of Excess Rents. Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times remain fully and primarily responsible and liable for the payment of Rent and for compliance with all of Tenant’s other obligations under this Lease. Other than in connection with a Permitted Assignment, if the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus or other consideration therefor or incident thereto in any form) exceeds the sum of the rental payable under this Lease, (excluding however, any Rent payable under this Section) and actual and reasonable brokerage fees, legal costs and any design or construction fees directly related to and required pursuant to the terms of any such sublease) (“Excess Rent”), then Tenant shall be bound and obligated to pay Landlord as Additional Rent hereunder 50% of such Excess Rent within 10 days following receipt thereof by Tenant. If Tenant shall sublet the Premises or any part thereof, Tenant hereby immediately and irrevocably assigns to Landlord, as security for Tenant’s obligations under this Lease, all rent from any such subletting, and Landlord as assignee and as attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord’s application, may collect such rent and apply it toward Tenant’s obligations under this Lease; except that, until the occurrence of a Default, Tenant shall have the right to collect such rent.

(e) No Waiver. The consent by Landlord to an assignment or subletting shall not relieve Tenant or any assignees of this Lease or any sublessees of the Premises from obtaining the consent of Landlord to any further assignment or subletting nor shall it release Tenant or any assignee or sublessee of Tenant from full and primary liability under the Lease. The acceptance of Rent hereunder, or the acceptance of performance of any other term, covenant, or condition thereof, from any other person or entity shall not be deemed to be a waiver of any of the provisions of this Lease or a consent to any subletting, assignment or other transfer of the Premises.

(f) Prior Conduct of Proposed Transferee. Notwithstanding any other provision of this Section 22, if (i) the proposed assignee or sublessee of Tenant has been required by any prior landlord, lender or Governmental Authority to take remedial action in connection with Hazardous Materials contaminating a property, where the contamination resulted from such party’s action or use of the property in question, (ii) the proposed assignee or sublessee is subject to an enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority), or (iii) because of the existence of a pre-existing environmental condition in the vicinity of or underlying the Project, the risk that Landlord would be targeted as a responsible party in connection with the remediation of such pre-existing environmental condition would be materially increased or exacerbated by the proposed use of Hazardous Materials by such proposed assignee or sublessee, Landlord shall have the absolute right to refuse to consent to any assignment or subletting to any such party.

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23. Estoppel Certificate. Tenant shall, within 10 business days of written notice from Landlord, execute, acknowledge and deliver a statement in writing in any form reasonably requested by a proposed lender or purchaser, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which the rental and other charges are paid in advance, if any, (ii) acknowledging that there are not any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) setting forth such further information with respect to the status of this Lease or the Premises as may be requested thereon. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. Tenant’s failure to deliver such statement within such time shall, at the option of Landlord, constitute a Default under this Lease and, in any event, be conclusive upon Tenant that the Lease is in full force and effect and without modification except as may be represented by Landlord in any certificate prepared by Landlord and delivered to Tenant for execution.

24. Quiet Enjoyment. So long as Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

25. Prorations. All prorations required or permitted to be made hereunder shall be made on the basis of a 360 day year and 30 day months.

26. Rules and Regulations. Tenant shall, at all times during the Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto as Exhibit E. If there is any conflict between said rules and regulations and other provisions of this Lease, the terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project and shall not enforce such rules and regulations in a discriminatory manner.

27. Subordination. This Lease and Tenant’s interest and rights hereunder are hereby made and shall be subject and subordinate at all times to the lien of any Mortgage now existing or hereafter created on or against the Project or the Premises, and all amendments, restatement, s renewal, s modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided, however that so long as there is no Default hereunder, Tenant’s right to possession of the Premises shall not be disturbed by the Holder of any such Mortgage. Tenant agrees, at the election of the Holder of any such Mortgage, to attorn to any such Holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination, and such instruments of attornment as shall be reasonably requested by any such Holder, provided any such instruments contain appropriate non-disturbance provisions assuring Tenant’s quiet enjoyment of the Premises as set forth in Section 24 hereof. Notwithstanding the foregoing, any such Holder may at any time subordinate its Mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Mortgage without regard to their respective dates of execution, delivery or recording and in that event such Holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such Mortgage and had been assigned to such Holder. The term “Mortgage” whenever used in this Lease shall be deemed to include deeds of trust, security assignments,

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ground leases or other superior leases and any other encumbrance, sand any reference to the “Holder” of a Mortgage shall be deemed to include the beneficiary under a deed of trust. Landlord agrees to use reasonable efforts to cause the Holder of the current Mortgage and, upon the written request of Tenant, any future Holder of a Mortgage to enter into a subordination, non-disturbance and attornment agreement (“SNDA”) with Tenant with respect to this Lease. The SNDA shall be on the form proscribed by the Holder and Tenant shall pay the Holder’s fees and costs in connection with obtaining such SNDA; provided, however, that Landlord shall request that Holder make any changes to the SNDA requested by Tenant. Landlord’s failure to cause the Holder to enter into the SNDA with Tenant (or make any of the changes requested by Tenant) shall not be a default by Landlord under this Lease.

28. Surrender. Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Installations permitted by Landlord to remain in the Premises, free of Hazardous Materials brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than a Landlord Party (collectively, “Tenant HazMat Operations”) and released of all Hazardous Materials Clearances, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Sections 18 and 19 excepted. At least 3 months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any Governmental Authority) to be taken by Tenant in order to surrender the Premises (including any Installations permitted by Landlord to remain in the Premises) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant HazMat Operations and otherwise released for unrestricted use and occupancy (the “Surrender Plan”). Such Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of any Tenant Party with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant HazMat Operations as Landlord shall request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual impact from Tenant HazMat Operations. Tenant shall reimburse Landlord, as Additional Rent, for the actual out-of-pocket expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same, which cost shall not exceed $1,500. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

If Tenant shall fail to prepare or submit a Surrender Plan approved by Landlord, or if Tenant shall fail to complete the approved Surrender Plan, or if such Surrender Plan, whether or not approved by Landlord, shall fail to adequately address any residual effect of Tenant HazMat Operations in, on or about the Premises, Landlord shall have the right to take such actions as Landlord may deem reasonable or appropriate to assure that the Premises and the Project are surrendered free from any residual impact from Tenant HazMat Operations, the cost of which actions shall be reimbursed by Tenant as Additional Rent, without regard to the limitation set forth in the first paragraph of this Section 28.

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Tenant shall immediately return to Landlord all keys and/or access cards to parking, the Project, restrooms or all or any portion of the Premises furnished to or otherwise procured by Tenant. If any such access card or key is lost, Tenant shall pay to Landlord, at Landlord’s election, either the cost of replacing such lost access card or key or the cost of reprogramming the access security system in which such access card was used or changing the lock or locks opened by such lost key. Any Tenant’s Property, Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant’s expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord’s retention and/or disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Term, including the obligations of Tenant under Section 30 hereof, shall survive the expiration or earlier termination of the Term, including, without limitation, indemnity obligations, payment obligations with respect to Rent and obligations concerning the condition and repair of the Premises.

29. Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

30. Environmental Requirements.

(a) Prohibition/Compliance/Indemnity. Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be brought upon, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises or the Project in violation of applicable Environmental Requirements (as hereinafter defined) by Tenant or any Tenant Party. If Tenant breaches the obligation stated in the preceding sentence, or if the presence of Hazardous Materials in the Premises during the Term or any holding over results in contamination of the Premises, the Project or any adjacent property or if contamination of the Premises, the Project or any adjacent property by Hazardous Materials brought into, kept, used, stored, handled, treated, generated in or about, or released or disposed of from, the Premises by anyone other than Landlord and Landlord’s employees, agents and contractors otherwise occurs during the Term or any holding over, Tenant hereby indemnifies and shall defend and hold Landlord, its officers, directors, employees, agents and contractors harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgments arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages and damages based upon diminution in value of the Premises or the Project, or the loss of, or restriction on, use of the Premises or any portion of the Project), expenses (including, without limitation, reasonable attorneys’, consultants’ and experts’ fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other

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relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses (collectively, “Environmental Claims”) which arise during or after the Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, treatment, remedial, removal, or restoration work required by any federal, state or local Governmental Authority because of Hazardous Materials present in the air, soil or groundwater above, on, or under the Premises. Without limiting the foregoing, if the presence of any Hazardous Materials on the Premises, the Building, the Project or any adjacent property caused or permitted by Tenant or any Tenant Party results in any contamination of the Premises, the Building, the Project or any adjacent property, Tenant shall promptly take all actions at its sole expense and in accordance with applicable Environmental Requirements as are necessary to return the Premises, the Building, the Project or any adjacent property to the condition existing prior to the time of such contamination, provided that Landlord’s approval of such action shall first be obtained, which approval shall not unreasonably be withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises, the Building or the Project. Notwithstanding anything to the contrary contained in Section 28 or this Section 30, Tenant shall not be responsible for, and the indemnification and hold harmless obligation set forth in this paragraph shall not apply to contamination (i) in the Premises which Tenant can prove to Landlord’s reasonable satisfaction existed in the Premises immediately prior to the Commencement Date, or (ii) caused by Landlord or any Landlord’s employee, agents and contractors; provided, however, except to the extent in both cases Tenant and/or the Tenant Parties have exacerbated or contributed to such contamination.

(b) Business. Landlord acknowledges that it is not the intent of this Section 30 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored according to all then applicable Environmental Requirements As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises (“Hazardous Materials List”). Tenant shall deliver to Landlord an updated Hazardous Materials List at least once a year and shall also deliver an updated list before any new Hazardous Material is brought onto, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises. Tenant shall deliver to Landlord true and correct copies of the following documents (the “Haz Mat Documents”) relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials prior to the Commencement Date, or if unavailable at that time, concurrent with the receipt from or submission to a Governmental Authority: permits; approvals; reports and correspondence; storage and management plans, notice of violations of any Legal Requirements; plans relating to the installation of any storage tanks to be installed in or under the Project (provided, said installation of tanks shall only be permitted after Landlord has given Tenant its written consent to do so, which consent may be withheld in Landlord’s sole and absolute discretion); all closure plans or any other documents required by any and all federal, state and local Governmental Authorities for any storage tanks installed in, on or

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under the Project for the closure of any such tanks; and a Surrender Plan (to the extent surrender in accordance with Section 28 cannot be accomplished in 3 months). Tenant is not required, however, to provide Landlord with any portion(s) of the Haz Mat Documents containing information of a proprietary nature which, in and of themselves, do not contain a reference to any Hazardous Materials or hazardous activities. It is not the intent of this Section to provide Landlord with information which could be detrimental to Tenant’s business should such information become possessed by Tenant’s competitors.

(c) Tenant Representation and Warranty. Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or Governmental Authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant of such predecessor or resulted from Tenant’s or such predecessor’s action or use of the property in question, and (ii) Tenant is not subject to any enforcement order issued by any Governmental Authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any Governmental Authority). If Landlord determines that this representation and warranty was not true as of the date of this lease, Landlord shall have the right to terminate this Lease in Landlord’s sole and absolute discretion.

(d) Testing. Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 30, or the environmental condition of the Premises or the Project. In connection with such testing, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any Tenant Party. Access to the Premises shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate any environmental conditions for which Tenant is responsible pursuant to this Section 30 and that are identified by such testing in accordance with all Environmental Requirements. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord may have against Tenant.

(e) Underground Tanks. If underground or other storage tanks storing Hazardous Materials located on the Premises or the Project are used by Tenant or are hereafter placed on the Premises or the Project by Tenant, Tenant shall install, use, monitor, operate, maintain, upgrade and manage such storage tanks, maintain appropriate records, obtain and maintain appropriate insurance, implement reporting procedures, properly close any underground storage tanks, and take or cause to be taken all other actions necessary or required under applicable state and federal Legal Requirements, as such now exists or may hereafter be adopted or amended in connection with the installation, use, maintenance, management, operation, upgrading and closure of such storage tanks.

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(f) Tenant’s Obligations. Tenant’s obligations under this Section 30 shall survive the expiration or earlier termination of the Lease. During any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan), Tenant shall continue to pay the full Rent in accordance with this Lease for any portion of the Premises not relet by Landlord in Landlord’s sole discretion, which Rent shall be prorated daily.

(g) Definitions. As used herein, the term “Environmental Requirements” means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any Governmental Authority regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project, or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies promulgated or issued thereunder. As used herein, the term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant or any Tenant Party, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

31. Tenant’s Remedies/Limitation of Liability. Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary). Upon any default by Landlord, Tenant shall give notice by registered or certified mail to any Holder of a Mortgage covering the Premises and to any landlord of any lease of property in or on which the Premises are located and Tenant shall offer such Holder and/or landlord a reasonable opportunity to cure the default, including time to obtain possession of the Project by power of sale or a judicial action if such should prove necessary to effect a cure; provided Landlord shall have furnished to Tenant in writing the names and addresses of all such persons who are to receive such notices. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. The term “Landlord” in this Lease shall mean only the owner for the time being of the Premises. Upon the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Term upon each new owner for the duration of such owner’s ownership.

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32. Inspection and Access. Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose. Landlord and Landlord’s representatives may enter the Premises during business hours on not less than 48 hours advance written notice (except in the case of emergencies in which case no such notice shall be required and such entry may be at any time) for the purpose of effecting any such repairs, inspecting the Premises, showing the Premises to prospective purchasers and, during the last year of the Term, to prospective tenants or for any other business purpose. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate Common Areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially, adversely affects Tenant’s use or occupancy of the Premises for the Permitted Use. At Landlord’s request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions. Tenant shall at all times, except in the case of emergencies, have the right to escort Landlord or its agents, representatives, contractors or guests while the same are in the Premises, provided such escort does not materially and adversely affect Landlord’s access rights hereunder.

33. Security. Tenant acknowledges and agrees that security devices and services, if any, while intended to deter crime may not in given instances prevent theft or other criminal acts and that Landlord is not providing any security services with respect to the Premises. Tenant agrees that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises. Tenant shall be solely responsible for the personal safety of Tenant’s officers, employees, agents, contractors, guests and invitees while any such person is in, on or about the Premises and/or the Project. Tenant shall at Tenant’s cost obtain insurance coverage to the extent Tenant desires protection against such criminal acts.

34. Force Majeure. Landlord shall not responsible or liable for delays in the performance of its obligations hereunder when caused by, related to, or arising out of acts of God, strikes, lockouts, or other labor disputes, embargoes, quarantines, weather, national, regional, or local disasters, calamities, or catastrophes, inability to obtain labor or materials (or reasonable substitutes therefor) at reasonable costs or failure of, or inability to obtain, utilities necessary for performance, governmental restrictions, orders, limitations, regulations, or controls, national emergencies, delay in issuance or revocation of permits, enemy or hostile governmental action, terrorism, insurrection, riots, civil disturbance or commotion, fire or other casualty, and other causes or events beyond the reasonable control of Landlord (“Force Majeure”).

35. Brokers. Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with this transaction and that no Broker brought about this transaction, other than Cushman & Wakefield and Richard Barry Joyce & Partners. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than the broker, if any named in this Section 35, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this leasing transaction.

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36. Limitation on Landlord’s Liability. NOTWITHSTANDING ANYTHING SET FORTH HEREIN OR IN ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT TO THE CONTRARY: (A) LANDLORD SHALL NOT BE LIABLE TO TENANT OR ANY OTHER PERSON FOR (AND TENANT AND EACH SUCH OTHER PERSON ASSUME ALL RISK OF) LOSS, DAMAGE OR INJURY, WHETHER ACTUAL OR CONSEQUENTIAL TO: TENANT’S PERSONAL PROPERTY OF EVERY KIND AND DESCRIPTION, INCLUDING, WITHOUT LIMITATION TRADE FIXTURES, EQUIPMENT, INVENTORY, SCIENTIFIC RESEARCH, SCIENTIFIC EXPERIMENTS, LABORATORY ANIMALS, PRODUCT, SPECIMENS, SAMPLES, AND/OR SCIENTIFIC, BUSINESS, ACCOUNTING AND OTHER RECORDS OF EVERY KIND AND DESCRIPTION KEPT AT THE PREMISES AND ANY AND ALL INCOME DERIVED OR DERIVABLE THEREFROM; (B) THERE SHALL BE NO PERSONAL RECOURSE TO LANDLORD FOR ANY ACT OR OCCURRENCE IN, ON OR ABOUT THE PREMISES OR ARISING IN ANY WAY UNDER THIS LEASE OR ANY OTHER AGREEMENT BETWEEN LANDLORD AND TENANT WITH RESPECT TO THE SUBJECT MATTER HEREOF AND ANY LIABILITY OF LANDLORD HEREUNDER SHALL BE STRICTLY LIMITED SOLELY TO LANDLORD’S INTEREST IN THE PROJECT OR ANY PROCEEDS FROM SALE OR CONDEMNATION THEREOF AND ANY INSURANCE PROCEEDS PAYABLE IN RESPECT OF LANDLORD’S INTEREST IN THE PROJECT OR IN CONNECTION WITH ANY SUCH LOSS; AND (C) IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS. UNDER NO CIRCUMSTANCES SHALL LANDLORD OR ANY OF LANDLORD’S OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR CONTRACTORS BE LIABLE FOR INJURY TO TENANT’S BUSINESS OR FOR ANY LOSS OF INCOME OR PROFIT THEREFROM.

37. Severability. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in effect to such illegal, invalid or unenforceable clause or provision as shall be legal, valid and enforceable.

38. Signs; Exterior Appearance. Tenant shall not, without the prior written consent of Landlord, which may be granted or withheld in Landlord’s sole discretion: (i) attach any awnings, exterior lights, decorations, balloons, flags, pennants, banners, painting or other projection to any outside wall of the Project, (ii) use any curtains, blinds, shades or screens other than Landlord’s standard window coverings, (iii) coat or otherwise sunscreen the interior or exterior of any windows, (iv) place any bottles, parcels, or other articles on the window sills, (v) place any equipment, furniture or other items of personal property on any exterior balcony, or (vi) paint, affix or exhibit on any part of the Premises or the Project any signs, notices, window or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises. Signage on the floor of the Premises and the directory tablet shall be

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inscribed, painted or affixed for Tenant by Landlord at the sole cost and expense of Landlord, and shall be of a size, color and type acceptable to Landlord. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord ‘s standard lettering. The directory tablet shall be provided exclusively for the display of the name and location of tenants.

39. Right to Extend Term. Tenant shall have the right to extend the Term of the Lease upon the following terms and conditions:

(a) Extension Right. Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease for 5 years (an “Extension Term” ) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise the Extension Right at least 9 months prior to the expiration of the Base Term of the Lease.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the then market rental rate as determined by Landlord and agreed to by Tenant, which shall in no event be less than the average Base Rent payable by Tenant over the Base Term of the Lease. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 39(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.

(b) Arbitration.

(i) Within 10 days of Tenant’s notice to Landlord of its election (or deemed election) to arbitrate Market Rate and escalations, each party shall deliver to the other a proposal containing the Market Rate and escalations that the submitting party believes to be correct (“Extension Proposal”). If either party fails to timely submit an Extension Proposal, the other party’s submitted proposal shall determine the Base Rent and escalations for the Extension Term. If both parties submit Extension Proposals, then Landlord and Tenant shall meet within 7 days after delivery of the last Extension Proposal and make a good faith attempt to mutually appoint a single Arbitrator (and defined below) to determine the Market Rate and escalations. If Landlord and Tenant are unable to agree upon a single Arbitrator, then each shall, by written notice delivered to the other within 10 days after the meeting, select an Arbitrator. If either party fails to timely give notice of its selection for an Arbitrator, the other party’s submitted proposal shall determine the Base Rent for the Extension Term. The 2 Arbitrators so appointed shall, within 5 business days after their appointment, appoint a third Arbitrator. If the 2 Arbitrators so selected cannot agree on the selection of the third Arbitrator within the time above specified, then either party, on behalf of both parties, may request such appointment of such third Arbitrator by application to any state court of general jurisdiction in the jurisdiction in which the Premises are located, upon 10 days prior written notice to the other party of such intent.

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(ii) The decision of the Arbitrator(s) shall be made within 30 days after the appointment of a single Arbitrator or the third Arbitrator, as applicable. The decision of the single Arbitrator shall be final and binding upon the parties. The average of the two closest Arbitrators in a three Arbitrator panel shall be final and binding upon the parties. Each party shall pay the fees and expenses of the Arbitrator appointed by or on behalf of such party and the fees and expenses of the third Arbitrator shall be borne equally by both parties. If the Market Rate and escalations are not determined by the first day of the Extension Term, then Tenant shall pay Landlord Base Rent in an amount equal to the Base Rent in effect immediately prior to the Extension Term and increased by the Rent Adjustment Percentage until such determination is made. After the determination of the Market Rate and escalations, the parties shall make any necessary adjustments to such payments made by Tenant. Landlord and Tenant shall then execute an amendment recognizing the Market Rate and escalations for the Extension Term.

(iii) An “Arbitrator” shall be any person appointed by or on behalf of either party or appointed pursuant to the provisions hereof and: (i) shall be (A) a member of the American Institute of Real Estate Appraisers with not less than 10 years of experience in the appraisal of improved office and high tech industrial real estate in the greater Cambridge metropolitan area, or (B) a licensed commercial real estate broker with not less than 15 years’ experience representing landlords and/or tenants in the leasing of high tech or life sciences space in the greater Cambridge metropolitan area, (ii) devoting substantially all of their time to professional appraisal or brokerage work, as applicable, at the time of appointment and (iii) be in all respects impartial and disinterested.

(c) Rights Personal. The Extension Right is personal to Tenant and is not assignable without Landlord’s consent, which may be granted or withheld in Landlord’s sole discretion separate and apart from any consent by Landlord to an assignment of Tenant’s interest in the Lease, except that they may be assigned in connection with any Permitted Assignment of this Lease.

(d) Exceptions. Notwithstanding anything set forth above to the contrary, at Landlord’s option, the Extension Right shall not be in effect and Tenant may not exercise the Extension Right:

(i) during any period of time that Tenant is in Default under any provision of this Lease; or

(ii) if Tenant has been in Default under any provision of this Lease 3 or more times, whether or not the Defaults are cured, during the 12 month period immediately prior to the date that Tenant intends to exercise the Extension Right, whether or not the Defaults are cured.

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(e) No Extensions. The period of time within which the Extension Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise the Extension Right.

(f) Termination. The Extension Right shall, at Landlord’s option, terminate and be of no further force or effect even after Tenant’s due and timely exercise of the Extension Right, if, after such exercise, but prior to the commencement date of the Extension Term, (i) Tenant fails to timely cure any default by Tenant under this Lease; or (ii) Tenant has Defaulted 3 or more times during the period from the date of the exercise of the Extension Right to the date of the commencement of the Extension Term, whether or not such Defaults are cured.

40. Roof Equipment. As long as Tenant is not in Default under this Lease, Tenant shall have the right at its sole cost and expense, subject to compliance with all Legal Requirements, to install, maintain, and remove on the top of the roof of the Building directly above the Premises one or more satellite dishes communication antennae, or other equipment (all of which having a diameter and height acceptable to Landlord) for the transmission or reception of communication of signals as Tenant may from time to time desire (collectively, the “Roof Equipment”) on the following terms and conditions:

(a) Requirements. Tenant shall submit to Landlord (i) the plans and specifications for the installation of the Roof Equipment, (ii) copies of all required governmental and quasi-governmental permits, licenses, and authorizations that Tenant will and must obtain at its own expense, with the cooperation of Landlord, if necessary for the installation and operation of the Roof Equipment, and (iii) an insurance policy or certificate of insurance evidencing insurance coverage as required by this Lease and any other insurance as reasonably required by Landlord for the installation and operation of the Roof Equipment. Landlord shall not unreasonably withhold or delay its approval for the installation and operation of the Roof Equipment; provided, however, that Landlord may reasonably withhold its approval if the installation or operation of the Roof Equipment (A) may damage the structural integrity of the Building, (B) may void, terminate, or invalidate any applicable roof warranty, (C) may interfere with any service provided by Landlord or any tenant of the Building, (D) may reduce the leaseable space in the Building, or (E) is not properly screened from the viewing public.

(b) No Damage to Roof. If installation of the Roof Equipment requires Tenant to make any roof cuts or perform any other roofing work, such cuts shall only be made to the roof area of the Building located directly above the Premises and only in the manner designated in writing by Landlord; and any such installation work (including any roof cuts or other roofing work) shall be performed by Tenant, at Tenant’s sole cost and expense by a roofing contractor designated by Landlord. If Tenant or its agents shall otherwise cause any damage to the roof during the installation, operation, and removal of the Roof Equipment such damage shall be repaired promptly at Tenant’s expense and the roof shall be restored in the same condition it was in before the damage. Landlord shall not charge Tenant Additional Rent for the installation and use of the Roof Equipment. If, however, Landlord’s insurance premium or Tax assessment increases as a result of the Roof Equipment, Tenant shall pay such increase as Additional Rent within ten (10) days after receipt of a reasonably detailed invoice from Landlord. Tenant shall not be entitled to any abatement or reduction in the amount of Rent payable under this Lease if for any reason Tenant is unable to use the Roof Equipment. In no event whatsoever shall the installation, operation, maintenance, or removal of the Roof Equipment by Tenant or its agents void, terminate, or invalidate any applicable roof warranty.

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(c) Protection. The installation, operation, and removal of the Roof Equipment shall be at Tenant’s sole risk. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses (including, but not limited to, attorneys’ fees) of every kind and description that may arise out of or be connected in any way with Tenant’s installation, operation, or removal of the Roof Equipment.

(d) Removal. At the expiration or earlier termination of this Lease or the discontinuance of the use of the Roof Equipment by Tenant, Tenant shall, at its sole cost and expense, remove the Roof Equipment from the Building. Tenant shall leave the portion of the roof where the Roof Equipment was located in good order and repair, reasonable wear and tear excepted. If Tenant does not so remove the Roof Equipment, Tenant hereby authorizes Landlord to remove and dispose of the Roof Equipment and charge Tenant as Additional Rent for all costs and expenses incurred by Landlord in such removal and disposal. Tenant agrees that Landlord shall not be liable for any Roof Equipment or related property disposed of or removed by Landlord.

(e) No Interference. The Roof Equipment shall not interfere with the proper functioning of any telecommunications equipment or devices that have been installed or will be installed by Landlord or for any other tenant or future tenant of the Building. Tenant acknowledges that other tenant(s)may have approval rights over the installation and operation of telecommunications equipment and devices on or about the roof, and that Tenant’s right to install and operate the Roof Equipment is subject and subordinate to the rights of such other tenants. Tenant agrees that any other tenant of the Building that currently has or in the future takes possession of any portion of the Building will be permitted to install such telecommunication equipment that is of a type and frequency that will not cause unreasonable interference to the Roof Equipment.

(f) Relocation. Landlord shall have the right, at its expense and after 60 days prior notice to Tenant, to relocate the Roof Equipment to another site on the roof of the Building as long as such site reasonably meets Tenant’s sight line and interference requirements and connection to the Premises and does not unreasonably interfere with Tenant’s use and operation of the Roof Equipment.

(g) Access. Landlord grants to Tenant the right of ingress and egress on a 24 hour 7 day per week basis to install, operate, and maintain the Roof Equipment. Before receiving access to the roof of the Building, Tenant shall give Landlord at least 24 hours’ advance written or oral notice, except in emergency situations, in which case 2 hours’ advance oral notice shall be given by Tenant. Landlord shall supply Tenant with the name, telephone, and pager numbers of the contact individual(s) responsible for providing access during emergencies.

(h) Appearance. If permissible by Legal Requirements, the Roof Equipment shall be painted the same color as the Building so as to render the Roof Equipment virtually invisible from ground level.

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(i) No Assignment. The right of Tenant to use and operate the Roof Equipment shall be personal solely to Warp Drive Biosynthetics, Inc., a Delaware corporation, and (i) no other person or entity shall have any right to use or operate the Roof Equipment, and (ii) other than in connection with any Permitted Assignment of this Lease, Tenant shall not assign, convey, or otherwise transfer to any person or entity any right, title, or interest in all or any portion of the Roof Equipment or the use and operation thereof.

41. Miscellaneous.

(a) Notices. All notices or other communications between the parties shall be in writing and shall be deemed duly given upon delivery or refusal to accept delivery by the addressee thereof if delivered in person, or upon actual receipt if delivered by reputable overnight guaranty courier, addressed and sent to the parties at their addresses set forth above. Landlord and Tenant may from time to time by written notice to the other designate another address for receipt of future notices.

(b) Joint and Several Liability. If and when included within the term “Tenant,” as used in this instrument, there is more than one person or entity, each shall be jointly and severally liable for the obligations of Tenant.

(c) Financial Information. Tenant shall furnish Landlord with true and complete copies of (i) Tenant’s most recent audited annual financial statements within 120 days of the end of each of Tenants’ fiscal years during the Term, (ii) Tenant’s most recent unaudited quarterly financial statements within 60 days of the end of each of Tenant’s first three fiscal quarters of each of Tenant’s fiscal years during the Term, (iii) at Landlord’s request from time to time but not more than once in any 12 month period, updated business plans, including cash flow projections and/or pro forma balance sheets and income statements, all of which shall be treated by Landlord as confidential information belonging to Tenant, (iv) corporate brochures and/or profiles prepared by Tenant for prospective investors, and (v) any other financial information or summaries that Tenant typically provides to its lenders or shareholders. So long as Tenant is a “public company” and its financial information is publicly available, then the foregoing delivery requirements of this Section 41(c) shall not apply.

(d) Recordation. Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

(e) Interpretation. The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(f) Not Binding Until Executed. The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

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(g) Limitations on Interest. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord’s and Tenant’s express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

(h) Choice of Law. Construction and interpretation of this Lease shall be governed by the internal laws of the state in which the Premises are located, excluding any principles of conflicts of laws.

(i) Time. Time is of the essence as to the performance of Tenant’s obligations under this Lease.

(j) OFAC. Tenant, and all beneficial owners of Tenant, are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(k) Incorporation by Reference. All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof, If there is any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

(l) Entire Agreement. This Lease, including the exhibits attached hereto, constitutes the entire agreement between Landlord and Tenant pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreement, s understandings, letters of intent, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements, express or implied, made to either party by the other party in connection with the subject matter hereof except as specifically set forth herein.

(m) Change in Form of Ownership. Pursuant to M.G.L. Chapter 183A, Section 19, Landlord reserves the right to remove all or part of the Condominium from the provisions of M.G.L. Chapter 183A. In the event that Landlord does remove all or part of the Condominium from the provisions of M.G.L. Chapter 183A, the amounts payable by Tenant pursuant to this Lease shall not be greater than the amounts that would have been otherwise payable by Tenant if Landlord had not removed all or part of the Condominium from the provisions of M.G.L. Chapter 183A.

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(n) No Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Base Rent or any Additional Rent will be other than on account of the earliest stipulated Base Rent and Additional Rent, nor will any endorsement or statement on any check or letter accompanying a check for payment of any Base Rent or Additional Rent be an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

(o) Hazardous Activities. Notwithstanding any other provision of this Lease, Landlord, for itself and its employees, agents and contractors, reserves the right to refuse to perform any repairs or services in any portion of the Premises which, pursuant to Tenant’s routine safety guidelines, practices or custom or prudent industry practices, require any form of protective clothing or equipment other than safety glasses. In any such case, Tenant shall contract with parties who are acceptable to Landlord, in Landlord’s reasonable discretion, for all such repairs and services, and Landlord shall, to the extent required, equitably adjust Tenant’s Share of Operating Expenses in respect of such repairs or services to reflect that Landlord is not providing such repairs or services to Tenant.

[Signatures on next page]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

WARP DRIVE BIO, LLC, a Delaware limited liability company

By:	/s/ Alexis Borisy
Its:	Alexis Borisy
CEO

LANDLORD:

ARE-TECH SQUARE, LLC, a Delaware limited liability company

By:	ARE-MA REGION NO. 31, LLC,
a Delaware limited liability company, its manager

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

		By:	/s/ Eric S. Johnson
		Its:	Eric S. Johnson
Vice President
Real Estate Legal Affairs

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EXHIBIT A TO LEASE

DESCRIPTION OF PREMISES

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EXHIBIT B TO LEASE

DESCRIPTION OF PROJECT

The following parcels of land in Cambridge, Middlesex County, Massachusetts:

The Registered Land shown as Lots 15,16 and 19 on Land Court Plan No. 30711E, Lot 43 on Land Court Plan No. 30711J and Lots 46 and 47 on Land Court Plan No. 30711K, and

The Unregistered Land shown as Area No. 1, Area No. 2, Area No. 3, Area No. 4, Area No. 5, Area No. 6, Area No. 7, Area No. 8 and Area No. 9 on a plan entitled “Plan of Land and Easements, Cambridge, Mass.” Prepared by Raymond C. Pressey, Inc., dated June 1970 and recorded with the Middlesex South Registry of Deeds in Book 11879, Page 393, Plan 852 (A of 2) of 1970.

Excepting therefrom that portion taken by the Cambridge Redevelopment Authority Eminent Domain Taking dated April 12, 1982 and recorded in Book 14590, Page 221 and that portion taken by the Cambridge Redevelopment Authority Eminent Domain Taking dated January 27, 1983 and recorded in Book 14891, Page 556.

Said parcels are also described as Units 100, 200, 300, 400, 500, 600 and 700 of that certain condominium known as the Technology Square Condominium, as set forth in that certain Master Deed dated November 30, 2000, executed by Technology Square LLC, and recorded with the Registry in Book 32159, at Page 490, and registered with the Land Court as Document No. 1158816, under Certificate of Title No. C404, as the same has been amended by that certain Amendment to Master Deed dated May 28, 2002, and recorded with the Registry as Instrument No. 690 on September 6, 2002, and registered with the Land Court as Document No. 1226564, and as the same has been amended by that certain Second Amendment to Master Deed dated as of November 15, 2002, and recorded with the Registry as Instrument No. 1617 on September 23, 2003, and registered with the Land Court as Document No. 1293465.

Together with the benefit of and subject to the following:

1. Terms and provisions of Reciprocal Easement Agreement dated April 18, 2000 by and between Technology Square LLC and the Charles Stark Draper Laboratory, Inc. recorded in Book 31324, Page 262 and filed as Document No. 1137080, as amended by First Amendment to Reciprocal Easement Agreement dated February 6, 2003 recorded in Book 38441, Page 415 and filed as Document No. 1261130, and as amended by Second Amendment to Reciprocal Easement Agreement dated March 26, 2004 recorded in Book 42362, Page 126 and filed as Document No. 1315537.

2. Terms and provisions of Foundation, Grade Beam and Encroachment Agreement dated March 11, 1975, filed as Document No. 531493, as amended by an Amendment to Foundation Grade Beam and Encroachment Agreement, dated September 1, 1976, filed as Document No. 547840, affecting Lots 19 and 20, as affected by Reciprocal Easement Agreement dated April 18, 2000 recorded in Book 31324, Page 262 and filed as Document No. 1137080, as amended by Amendment to Foundation, Grade Beam and Encroachment Agreement, dated September 1, 1976, filed with the Registry District as Document No. 547840, affecting Lots 19 and 20, as affected by the Reciprocal Easement Agreement.

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All as affected by Voluntary Withdrawal from Registration filed January 16, 2008 as Document No. 1462980. For title see Deed in Book 42269, Page 372 and Notice of Lease in Book 42269, Page 395.

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EXHIBIT C TO LEASE

WORK LETTER

THIS WORK LETTER dated _______, ____ (this “Work Letter” ) is made and entered into by and between ARE-TECHSQUARE, LLC, a Delaware limited liability company (“Landlord”), and WARP DRIVE BIO, LLC, a Delaware liability company (“Tenant”), and is attached to and made a part of the Lease Agreement dated _______, ____ (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

1. General Requirements.

(a) Tenant’s Authorized Representative. Tenant designates Ken Mullen and Kimi lguchi (either such individual acting alone, “Tenant’s Representative”) as the only persons authorized to act for Tenant pursuant to this Work Letter. Landlord shall not be obligated to respond to or act upon any request, approval, inquiry or other communication (“Communication”) from or on behalf of Tenant in connection with this Work Letter unless such Communication is in writing from Tenant’s Representative. Tenant may change either Tenant’s Representative at any time upon not less than 5 business days advance written notice to Landlord. Neither Tenant nor Tenant’s Representative shall be authorized to direct Landlord’s contractors in the performance of Landlord’s Work (as hereinafter defined).

(b) Landlord’s Authorized Representative. Landlord designates Tim White and Ted O’Leary (either such individual acting alone, “Landlord’s Representative”) as the only persons authorized to act for Landlord pursuant to this Work Letter. Tenant shall not be obligated to respond to or act upon any request, approval, inquiry or other Communication from or on behalf of Landlord in connection with this Work Letter unless such Communication is in writing from Landlord’s Representative. Landlord may change either Landlord’s Representative at any time upon not less than 5 business days advance written notice to Tenant. Landlord’s Representative shall be the sole persons authorized to direct Landlord’s contractors in the performance of Landlord’s Work.

(c) Architects, Consultants and Contractors. Landlord and Tenant hereby acknowledge and agree that: (i) the general contractor and any subcontractors for the Tenant Improvements shall be selected by Landlord, subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) Life Science Architecture, Inc. shall be the architect (the” TI Architect” ) for the Tenant Improvements.

2. Tenant Improvements.

(a) Tenant Improvements Defined. As used herein, “Tenant Improvements” shall mean all improvements to the Project of a fixed and permanent nature as shown on the TI Construction Drawings, as defined in Section 2(c) below. Other than Landlord’s Work (as defined in Section 3(a) below, Landlord shall not have any obligation whatsoever with respect to the finishing of the Premises for Tenant’s use and occupancy.

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(b) Tenant’s Space Plans. Tenant has delivered to Landlord schematic drawings and outline specifications prepared by the TI Architect (the “TI Design Drawings” ) detailing Tenant’s requirements for the Tenant Improvements, which TI Design Drawings are based upon the scope of work reflected in the “Tenant” and “Landlord’s Work at Tenant’s Cost” columns of the Landlord/Tenant Scope Allocation Matrix attached to this Work Letter as Schedule 1. Landlord shall not unreasonably withhold, condition or delay its consent to the TI Design Drawings. Not more than 5 days after the date hereof, Landlord shall deliver to Tenant the written objections, questions or comments of Landlord and with regard to the TI Design Drawings. Tenant shall cause the TI Design Drawings to be revised to address such written comments and shall resubmit said drawings to Landlord for approval within 5 business days thereafter. Such process shall continue until Landlord has approved the TI Design Drawings.

(c) Working Drawings. Not later than 5 business days following the approval of the TI Design Drawings, Tenant shall cause the TI Architect to prepare and deliver to Landlord for review and comment construction plans, specifications and drawings for the Tenant Improvements (“TI Construction Drawings” ), which TI Construction Drawings shall be prepared substantially in accordance with the TI Design Drawings. Tenant shall be solely responsible for ensuring that the TI Construction Drawings reflect Tenant’s requirements for the Tenant Improvements. Landlord shall not unreasonably withhold, condition or delay its consent to the TI Construction Drawings Landlord shall deliver its written comments on the TI Construction Drawings to Tenant not later than 5 business days after Landlord’s receipt of the same. Tenant and the TI Architect shall consider all such comments in good faith and shall, within 10 business days after receipt, notify Landlord how Tenant proposes to respond to such comments. Any disputes in connection with such comments shall be resolved in accordance with Section 2(d) hereof. Once approved by Tenant, subject to the provisions of Section 4 below, the TI Construction Drawings shall not be materially modified except as may be reasonably required in connection with the issuance of the TI Permit (as defined in Section 3(b) below).

(d) Approval and Completion. It is hereby acknowledged by Landlord and Tenant that the TI Construction Drawings must be completed and approved not later than October 1, 2012, in order for the Landlord’s Work to be Substantially Complete by the Target Commencement Date (as defined in the Lease). Upon any dispute regarding the design of the Tenant Improvements, which is not settled within 10 business days after notice of such dispute is delivered by one party to the other, Tenant may make the final decision regarding the design of the Tenant Improvements, provided (i) Tenant acts reasonably and such final decision is either consistent with or a compromise between Landlord’s and Tenant’s positions with respect to such dispute, (ii) that all costs and expenses resulting from any such decision by Tenant shall be payable out of the TI Fund (as defined in Section 5(d) below), and (iii) Tenant’s decision will not affect the base Building, structural components of the Building or any Building systems. Any changes to the TI Construction Drawings following Landlord’s and Tenant’s approval of same requested by Tenant shall be processed as provided in Section 4 hereof.

3. Performance of Landlord’s Work.

(a) Definition of Landlord’s Work. As used herein, “Landlord’s Work” shall mean the work of constructing the Tenant Improvements.

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(b) Commencement and Permitting. Landlord shall commence construction of the Tenant Improvements upon obtaining a building permit (the “TI Permit”) authorizing the construction of the Tenant Improvements consistent with the TI Construction Drawings approved by Tenant. The cost of obtaining the TI Permit shall be payable from the TI Fund. Tenant shall assist Landlord in obtaining the TI Permit. If any Governmental Authority having jurisdiction over the construction of Landlord’s Work or any portion thereof shall impose terms or conditions upon the construction thereof that: (i) are inconsistent with Landlord’s obligations hereunder, (ii) increase the cost of constructing Landlord’s Work, or (iii) will materially delay the construction of Landlord’s Work, Landlord and Tenant shall reasonably and in good faith seek means by which to mitigate or eliminate any such adverse terms and conditions.

(c) Completion of Landlord’s Work. On or before the Target Commencement Date (subject to Tenant Delays and Force Majeure delays), Landlord shall substantially complete or cause to be substantially completed Landlord’s Work in a good and workmanlike manner, in accordance with the TI Permit subject, in each case, to Minor Variations and normal “punch list” items of a non-material nature that do not interfere with the use of the Premises (“Substantial Completion” or “Substantially Complete”). Upon Substantial Completion of Landlord’s Work, Landlord shall require the TI Architect and the general contractor to execute and deliver, for the benefit of Tenant and Landlord, a Certificate of Substantial Completion in the form of the American Institute of Architects (“AIA”) document G704. If required by applicable Legal Requirements, a certificate of occupancy (which may include a temporary or conditional certificate of occupancy or the equivalent) for the Tenant Improvements or permission to occupy issued by the appropriate municipal official shall be required for Substantial Completion; provided, however, that no delay on the part of the applicable Governmental Authority or municipal official in the issuance of such certificate of occupancy or permission to occupy, which delay arises from or relates to work by Tenant or its contractors, shall operate to delay Substantial Completion, and any such delay that arises from or relates to work by Tenant or its contractors shall be deemed to be a “Tenant Delay” under Section 3(f) below. For purposes of this Work Letter, “Minor Variations” shall mean any modifications reasonably required: (i) to comply with all applicable Legal Requirements and/or to obtain or to comply with any required permit (including the TI Permit); (ii) to comply with any request by Tenant for modifications to Landlord’s Work; (iii) to comport with good design, engineering, and construction practices that are not material; or (iv) to make reasonable adjustments for field deviations or conditions encountered during the construction of Landlord’s Work.

(d) Selection of Materials. Where more than one type of material or structure is indicated on the TI Construction Drawings approved by Landlord and Tenant, the option will be selected at Landlord’s sole and absolute subjective discretion. As to all building materials and equipment that Landlord is obligated to supply under this Work Letter, unless the manufacturer is specified in the approved TI Construction Drawings, Landlord shall select the manufacturer thereof in its sole and absolute subjective discretion.

(e) Delivery of the Premises. When Landlord’s Work is Substantially Complete, subject to the remaining terms and provisions of this Section 3(e). Tenant shall accept the Premises. Tenant’s taking possession and acceptance of the Premises shall not constitute a waiver of: (i) any warranty with respect to workmanship (including installation of equipment) or material (exclusive of equipment provided directly by manufacturers,) (ii) any non-compliance of

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Landlord’s Work with applicable Legal Requirements, or (iii) any claim that Landlord’s Work was not completed substantially in accordance with the TI Construction Drawings (subject to Minor Variations and such other changes as are permitted hereunder) (collectively, a “Construction Defect”). Tenant shall have one year after Substantial Completion within which to notify Landlord of any such Construction Defect discovered by Tenant, and Landlord shall use reasonable efforts to remedy or cause the responsible contractor to remedy any such Construction Defect within 30 days thereafter; provided, however, that Landlord shall not be in default under the Lease if the applicable contractor, despite Landlord’s reasonable efforts, fails to remedy such Construction Defect within such 30-day period, in which case Landlord shall continue to use reasonable efforts to remedy or cause such contractor to remedy such Construction Defect.

Tenant shall be entitled to receive the benefit of all construction warranties and manufacturer’s equipment warranties relating to equipment installed in the Premises. If requested by Tenant, Landlord shall attempt to obtain extended warranties from manufacturers and suppliers of such equipment, but the cost of any such extended warranties shall be borne solely out of the TI Fund. Landlord shall promptly undertake and complete, or cause to be completed, all punch list items.

(f) Commencement Date Delay. Except as otherwise provided in the Lease, Delivery of the Premises shall occur when Landlords’ Work has been Substantially Completed, except to the extent that completion of Landlord’s Work shall have been actually delayed by any one or more of the following causes (“Tenant Delay”):

(i) Tenant’s Representative was not available to give or receive any Communication or to take any other action required to be taken by Tenant hereunder for more than 2 business days after written notice (which may be by e-mail) from Landlord;

(ii) Tenant’s request for Change Requests (as defined in Section 4(a) below) whether or not any such Change Requests are actually performed;

(iii) Construction of any Change Requests;

(iv) Tenant’s request for materials, finishes or installations requiring unusually long lead times, provided that Landlord has advised Tenant of such long lead time items within 3 business days of Tenant’s selection of such long lead time items and Tenant continued to require such long lead time items;

(v) Tenant’s delay in reviewing, revising or approving plans and specifications beyond the periods set forth herein;

(vi) Tenant’s delay in making payments to Landlord for Excess TI Costs (as defined in Section 5(d) below); or

(vii) Any other act or omission by Tenant or any Tenant Party (as defined in the Lease), or persons employed by any of such persons.

If Delivery is delayed for any of the foregoing reasons, then Landlord shall cause the TI Architect to certify the date on which the Tenant Improvements would have been Substantially Completed but for such Tenant Delay and such certified date shall be the date of Delivery.

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4. Changes. Any changes requested by Tenant to the Tenant Improvements after the delivery and approval by Landlord of the TI Design Drawings shall be requested and instituted in accordance with the provisions of this Section 4 and shall be subject to the written approval of Landlord and the TI Architect, such approval not to be unreasonably withheld, conditioned or delayed.

(a) Tenant’s Request For Changes. If Tenant shall request changes to the Tenant Improvements (“Changes”), Tenant shall request such Changes by notifying Landlord in writing in substantially the same form as the AIA standard change order form (a “Change Request”), which Change Request shall detail the nature and extent of any such Change. Such Change Request must be signed by Tenant’s Representative. Landlord shall, before proceeding with any Change, use commercially reasonable efforts to respond to Tenant as soon as is reasonably possible with an estimate of: (i) the time it will take, and (ii) the architectural and engineering fees and costs that will be incurred, to analyze such Change Request (which costs shall be paid from the TI Fund to the extent actually incurred, whether or not such change is implemented). Landlord shall thereafter submit to Tenant in writing, within 5 business days of receipt of the Change Request (or such longer period of time as is reasonably required depending on the extent of the Change Request,) an analysis of the additional cost or savings involved, including, without limitation, architectural and engineering costs and the period of time, if any, that the Change will extend the date on which Landlord’s Work will be Substantially Complete. Any such delay in the completion of Landlord’s Work caused by a Change, including any suspension of Landlord’s Work while any such Change is being evaluated and/or designed, shall be Tenant Delay.

(b) Implementation of Changes. If Tenant: (i) approves in writing the cost or savings and the estimated extension in the time for completion of Landlord’s Work, if any, and (ii) deposits with Landlord any Excess TI Costs required in connection with such Change, Landlord shall cause the approved Change to be instituted. Notwithstanding any approval or disapproval by Tenant of any estimate of the delay caused by such proposed Change, the TI Architect’s determination of the amount of Tenant Delay in connection with such Change shall be final and binding on Landlord and Tenant.

5. Costs.

(a) Budget For Tenant Improvements. Before the commencement of construction of the Tenant Improvements, Landlord shall obtain a detailed breakdown by trade of the costs incurred or that will be incurred in connection with the design and construction of the Tenant Improvements (the “Budget”). The Budget shall be based upon the TI Construction Drawings approved by Tenant and shall include a payment to Landlord of administrative rent (“Administrative Rent”) equal to 2% of the TI Costs for all out-of-pocket costs, expenses and fees incurred by or on behalf of Landlord arising from, out of, or in connection with monitoring the construction of the Tenant Improvements and Changes, which sum shall be payable from the TI Fund (as defined in Section 5(d)).

Landlord shall provide Tenant with a Budget promptly following approval of the TI Construction Drawings by Landlord and Tenant. The Budget shall be subject to Tenant’s review and approval which approval shall not be unreasonably withheld, conditioned or delayed by Tenant.

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 6

(b) TI Allowance. Landlord shall provide to Tenant a tenant improvement allowance (the “TI Allowance”) of $162.00 per rentable square foot of the Premises, or $3,502,602 in the aggregate. The TI Allowance shall be disbursed in accordance with this Work Letter.

Tenant shall have no right to the use or benefit (including any reduction to or payment of Base Rent) of any portion of the TI Allowance not required for the construction of (i) the Tenant Improvements described in the TI Construction Drawings approved pursuant to Section 2(d) or (ii) any Changes pursuant to Section 4.

(c) Costs Includable in TI Fund. The TI Fund shall be used solely for the payment of design, permits and construction costs in connection with the construction of the Tenant Improvements, including, without limitation, the cost of electrical power and other utilities used in connection with the construction of the Tenant Improvements, the cost of preparing the TI Design Drawings and the TI Construction Drawings, all costs set forth in the Budget, including Landlord’s Administrative Rent, Landlord’s out-of-pocket expenses, costs resulting from Tenant Delays and the cost of Changes (collectively, “TI Costs”). Tenant may elect to use a portion of the TI Allowance, up to $5.00 per rentable square foot of the Premises (“Soft Cost Allowance” ), for soft costs incurred in connection with the Tenant Improvements including, without limitation, Tenant’s voice and data cabling. Notwithstanding anything to the contrary contained herein, except for the Soft Cost Allowance, the TI Fund shall not be used to purchase any furniture, personal property or other non-Building system materials or equipment, including, but not limited to, Tenant’s voice or data cabling, non-ducted biological safety cabinets and other scientific equipment not incorporated into the Tenant Improvements.

(d) Excess TI Costs. Landlord shall have no obligation to bear any portion of the cost of any of the Tenant Improvements except to the extent of the TI Allowance. If at any time the remaining TI Costs under the Budget exceed the remaining unexpended TI Allowance, Tenant shall deposit with Landlord, as a condition precedent to Landlord’s obligation to complete the Tenant Improvements, 50% of the then current TI Cost in excess of the remaining TI Allowance (“Excess TI Costs”). Tenant shall be required to pay the remaining balance of the Excess TI Costs to Landlord within 30 days after completion of the Tenant Improvements and Landlord’s delivery to Tenant of the final accounting for the same. If Tenant fails to deposit any Excess TI Costs with Landlord, Landlord shall have all of the rights and remedies set forth in the Lease for nonpayment of Rent (including, but not limited to, the right to interest at the Default Rate and the right to assess a late charge). For purposes of any litigation instituted with regard to such amounts, those amounts will be deemed Rent under the Lease. The TI Allowance and Excess TI Costs are herein referred to as the “TI Fund.” Funds deposited by Tenant shall be the first disbursed to pay TI Costs. Notwithstanding anything to the contrary set forth in this Section 5(d), Tenant shall be fully and solely liable for TI Costs and the cost of Minor Variations in excess of the TI Allowance. If upon completion of the Tenant Improvements and the payment of all sums due in connection therewith there remains any undisbursed portion of the TI Fund, Tenant shall be entitled to such undisbursed TI Fund solely to the extent of any Excess TI Costs deposit Tenant has actually made with Landlord.

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 7

6. Tenant Access.

(a) Tenant’s Access Rights. Landlord hereby agrees to permit Tenant access, at Tenant’s sole risk and expense, to the Building (i) 30 days prior to the Commencement Date to perform any work (“Tenant’s Work”) required by Tenant other than Landlord’s Work, provided that such Tenant’s Work is coordinated with the TI Architect and the general contractor, and complies with the Lease and all other reasonable restrictions and conditions Landlord may impose, and (ii) prior to the completion of Landlord’s Work, to inspect and observe work in process; all such access shall be during normal business hours or at such other times as are reasonably designated by Landlord. Notwithstanding the foregoing, Tenant shall have no right to enter onto the Premises or the Project unless and until Tenant shall deliver to Landlord evidence reasonably satisfactory to Landlord demonstrating that any insurance reasonably required by Landlord in connection with such pre-commencement access (including, but not limited to, any insurance that Landlord may require pursuant to the Lease) is in full force and effect. Any entry by Tenant shall comply with all established safety practices of Landlord’s contractor and Landlord until completion of Landlord’s Work and acceptance thereof by Tenant.

(b) No Interference. Neither Tenant nor any Tenant Party (as defined in the Lease) shall interfere with the performance of Landlord’s Work, nor with any inspections or issuance of final approvals by applicable Governmental Authorities, and upon any such interference, Landlord shall have the right to exclude Tenant and any Tenant Party from the Premises and the Project until Substantial Completion of Landlord’s Work.

(c) No Acceptance of Premises. The fact that Tenant may, with Landlord’s consent, enter into the Project prior to the date Landlord’s Work is Substantially Complete for the purpose of performing Tenant’s Work shall not be deemed an acceptance by Tenant of possession of the Premises, but in such event Tenant, subject to the penultimate paragraph of Section 17 of the Lease, shall defend with counsel reasonably acceptable by Landlord, indemnify and hold Landlord harmless from and against any loss of or damage to Tenant’s property, completed work, fixtures, equipment, materials or merchandise, and from liability for death of, or injury to, any person, caused by the act or omission of Tenant or any Tenant Party.

7. Miscellaneous.

(a) Consents. Whenever consent or approval of either party is required under this Work Letter, that party shall not unreasonably withhold, condition or delay such consent or approval, unless expressly set forth herein to the contrary.

(b) Modification. No modification, waiver or amendment of this Work Letter or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

(c) Default. Notwithstanding anything set forth herein or in the Lease to the contrary, Landlord shall not have any obligation to perform any work hereunder or to fund any portion of the TI Fund during any period that Tenant is in Default under the Lease.

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 8

Schedule 1

Responsibility Matrix

400 Technology Square • Cambridge, MA

Landlord/Tenant Scope Allocation Matrix

February 24, 2011

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	Landlord work at Tenant Cost
SITEWORK
Telephone service to main demarcation room from local exchange carrier	X
Domestic sanitary sewer connection to street	X
Lab waste sewer connection to common pH neutralization system	X
Lab waste sewer connection to individual tenant pH neutralization system		X
Roof storm drainage	X
NStar primary and secondary electrical service	X
NStar gas service	X
Domestic water service to Building	X
Fire protection water service to Building	X
STRUCTURE
Reinforced concrete waffle slab with live load capacity of 100 psf	X
Structural enhancements for specific Tenant load requirements		X
Floor to floor heights as follows:	X
• Basement - 14’-6”
• 1st floor - 13’-8”
• 2nd floor through 9th floor - 12’8”
• 10th floor - 16’0”
Structural framing dunnage above roof for Base Building equipment	X
Structural framing dunnage above roof for Tenant equipment (subject to Landlord review and approval)			X
Framed openings for Base Building utility risers	X
Framed openings for Tenant utility risers in addition to Base Building.	X
Miscellaneous metals items and/or concrete pads for Base Building equipment	X
Miscellaneous metals Items and/or concrete pads for Tenant equipment		X
ROOFING
Single ply EPDM roofing system with rigid insulation	X
Roofing penetrations for Base F3tiilding equipment/systems	X
Roofing penetrations for Tenant equipment/systems			X

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 9

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	Landlord work at Tenant Cost
Walkway pads to Base Building equipment	X
Walkway pads to Tenant equipment			X
Roofing alterations due to Tenant changes			X
EXTERIOR
Building exterior consisting of precast concrete and windows	X
Main Building entrances	X
Loading dock with loading dock elevator and stairwell	X
Acoustic screening of Base Building rooftop equipment	X
Acoustic screening of Tenant rooftop equipment (space available within base building screening	X
COMMON AREAS
Accessible main entrance	X
First floor finished lobby	X
Upper level elevator lobbies on floors with multiple Tenants	X
Core area toilet rooms	X
Janitor’s closets in core areas	X
Primary demarcation room	X
Doors, frames, and hardware at common areas	X
ELEVATORS
Three (3) passenger elevators, one (1) passenger/service with a capacity of 4,000 lbs	X
One (1) 4,500 lb capacity exterior loading dock elevator	X
WINDOW TREATMENT
Furnish and install Building standard blinds for all windows		X
TENANT AREAS
Foam insulation and perimeter framing	X
Finishes at inside face of exterior walls		X
Finishes at inside face at Tenant side of core partitions		X
Toilet rooms within Tenant Premises in addition to those provided by base building		X
Electrical closets within Tenant Premises		X
Tel/data rooms for Interconnection with Tenant tel/data		X
Tenant kitchen areas		X
Modifications to core areas to accommodate Tenant requirements			X
Partitions, ceilings, flooring, painting, finishes, doors, frames, hardware, millwork, casework, equipment, and buildout		X
Fixed or movable casework.		X
Laboratory Equipment including but not limited to biosafety cabinets, autoclaves, glasswashers.		X
Chemical Fume Hoods, bench fume hood		X
Finishes at corridors on floors with multiple Tenants within redeveloped space	X
Shaft enclosures for Base Building systems’ risers	X

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 10

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	Landlord work at Tenant Cost
Shaft enclosures for Tenant risers (in addition to risers put in place for tenant use)			X
FIRE PROTECTION
Fire service entrance including fire department connection, alarm valve, and flow protection	X
Core area distribution piping and sprinkler heads	X
Stair distribution piping and sprinkler heads	X
All run outs, drop heads, and related equipment within Tenant premises		X
Modification of sprinkler piping and head locations to suit Tenant layout and hazard index		X
Specialized extinguishing systems or containment for tenant program areas		X
Preaction dry-pipe systems		X
Fire extinguisher cabinets at core areas	X
Fire extinguisher cabinets in Tenant Premises		X
PLUMBING
Domestic water service with backflow prevention and Base Building risers	X
Domestic water distribution within Tenant Premises		X
Core restroom plumbing fixtures compliant with accessibility requirements and anticipated lab/office occupancy of 1 person/350sf	X
Tenant restroom plumbing fixtures compliant with accessibility requirements (in addition to those provided by the Base Building)		X
Wall hydrants in core areas (where required by code)	X
Tenant metering and sub-metering at Tenant connection		X
Storm drainage system	X
Sanitary waste and vent service	X
Two stage active pH neutralization system (individual tenant system)		X
Lab waste and vent pipe distribution		X
Hot water generation for core restrooms	X
Non-potable Hot water generation for Tenant use		X
Central lab air compressor and piping risers	X
Compressed air pipe distribution in Tenant Premises for specific points of use		X
Central lab vacuum system and pipe risers	X
Lab vacuum pipe distribution in Tenant Premises for specific points of use		X
Tepid water generator and pipe risers	X
Tepid water pipe distribution in Tenant Premises		X
RO/DI water generator and pipe risers	X
RO/DI water pipe distribution in Tenant Premises for specific points of use		X
Manifolds, piping, and other requirements including cylinders, not specifically mentioned above		X

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 11

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	Landlord work at Tenant Cost
NATURAL GAS
Natural gas service to Building and piping to Base Building boilers and Base Building generator	X
Natural gas service, pressure regulator and meter for Tenant equipment		X
Natural gas piping from Tenant meter to Tenant Premises or Tenant equipment area.		X
Natural gas pipe distribution within Tenant Premises		X
Natural gas pressure regulator vent pipe riser from valve location through roof		X
HEATING, VENTILATION, AIR CONDITIONING
Central water cooled chilled water plant—72 gpm per floor. Risers and taps provided to each floor.	X
Chilled water pipe distribution within Tenant Premises		X
Cooling tower capacity of 90 gpm per floor on standby power for Tenant use	X
Condenser water pipe risers	X
Condenser water pipe distribution within Tenant Premises		X
Central gas fired boiler plant	X
Hot water pipe risers	X
Hot water pipe distribution within Tenant Premises		X
Fan coil units within Tenant Premises		X
Reheat coils within Tenant Premises		X
Fan coil units within core areas	X
Reheat coils within core areas	X
Building Management System (BMS) for core area and Landlord infrastructure	X
BMS (compatible with Landlord’s system) within Tenant Premises and Tenant infrastructure		X
Once-through supply air handling units with 30% prefilters, 85% final filters, chilled water coils, and hot water coils. Units are sized for approximately 1.5 cfm per square foot of lab space.	X
Vertical supply air duct distribution	X
Supply air duct distribution, VAV terminals, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Supply air duct distribution, VAV terminals, equipment connections, Insulation, air terminals, dampers, hangers, etc. within core areas	X
Roof mounted laboratory exhaust fans for general lab exhaust	X
Vertical exhaust air duct risers for general lab exhaust	X
Roof mounted laboratory exhaust fans for dedicated fume hood or specialty exhaust systems		X
Vertical exhaust air duct risers for dedicated fume hood or specialty exhaust systems		X

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 12

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	Landlord work at Tenant Cost
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within Tenant Premises		X
Exhaust air duct distribution, exhaust air valves, equipment connections, insulation, air terminals, dampers, hangers, etc. within core areas	X
General Exhaust for Tenant H3 Rooms		X
Restroom exhaust for core area restrooms	X
Restroom exhaust for restrooms within Tenant Premises		X
Electric room ventilation system for Base Building electrical closets	X
Electric room ventilation system for electrical closets within Tenant premises		X
Sound attenuation for Base Building infrastructure to comply with Cambridge Noise Ordinance	X
Sound attenuation for Tenant equipment to comply with Cambridge Noise Ordinance		X
Additional/ dedicated cooling for Tenant requirements		X
ELECTRICAL
Electrical utility service to switchgear in main electrical vault	X
Two (2) 4,000 amp, 480/277v switchboards located in basement
One (1) 2,000 amp, 480/277v bus riser supporting tenants in the basement through the 5th floor. One (1) 1,600 amp, 480/277v bus riser supporting 6th through 10th floors	X
Allocation of bus power for Tenant use (w/sf):
• Office lighting - 1.5
• Office power - 4
• Office HVAC - 2	X
• Lab lighting - 1.5
• Lab power - 12
• Lab HVAC - 2
700 kW natural gas generator for optional standby power	X
350 kW diesel generator for emergency power
Sound attenuation for generator to comply with Cambridge Noise Ordinance	X
Automatic transfer switch for Tenant load - maximum Tenant use is 4 watts per square foot	X
Standby power distribution within Tenant Premises		X
Lighting and power distribution for core areas	X
Lighting and power distribution for Tenant Premises		X
Meter socket and meter for Tenant bus tie in		X
Common area life safety emergency lighting/signage	X
Tenant Premises life safety emergency lighting/signage		X
Tenant panels, transformers, etc. in addition to Base Building		X
Tenant UPS system, battery backup, and associated equipment/distribution		X

Landlord Build Work Letter	400 Technology Square/Warp Drive - Page 13

RESPONSIBILITY
DESCRIPTION	Landlord	Tenant	Landlord work at Tenant Cost
FIRE ALARM
Base Building fire alarm system with devices in core areas	X
Fire alarm sub panels and devices for Tenant Premises with integration into Base Building system		X
Alteration to fire alarm system to facilitate Tenant program			X
TELEPHONE/DATA
Underground local exchange carrier service to primary demarcation room in basement	X
Tel Data Riser Conduit from demark to each floor	X
Tenant tel/data rooms		X
Pathways from demarcation room directly into Tenant tel/data rooms		X
Tel/Data cabling from demarcation room Tenant tel/data room		X
Fiber optic service for Tenant use		X
Tel/data infrastructure including but not limited to servers, computers, phone systems, switches, routers, MUX panels, equipment racks, ladder racks, etc.		X
Provisioning of circuits and service from service providers		X
Audio visual systems and support		X
Station cabling from Tenant tel/data room to all Tenant locations, within the suite and exterior to the suite, if needed		X
SECURITY
Card access at Building entries	X
Card access into or within Tenant Premises on separate Tenant installed and managed system		X
Video camera coverage of Tenant Premises on separate Tenant installed and managed system		X
Manned secures station in building 300	X

Acknowledgment of Commencement Date	400 Technology Square/Warp Drive - Page 1

EXHIBIT D TO LEASE

ACKNOWLEDGMENT OF COMMENCEMENT DATE

This ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of this ___ day of _________, _______, between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord” ), and WARP DRIVE BIO, LLC, a Delaware limited liability company (“Tenant” ), and is attached to and made a part of the Lease dated as of _________, _______ (the “Lease”), by and between Landlord and Tenant. Any initially capitalized terms used but not defined herein shall have the meanings given them in the Lease.

Landlord and Tenant hereby acknowledge and agree, for all purposes of the Lease, that the Commencement Date of the Base Term of the Lease is _________, _______, and the expiration date of the Base Term of the Lease shall be midnight on _________, _______. In case of a conflict between the terms of the Lease and the terms of this Acknowledgment of Commencement Date, this Acknowledgment of Commencement Date shall control for all purposes.

IN WITNESS WHEREOF, Landlord and Tenant have executed this ACKNOWLEDGMENT OF COMMENCEMENT DATE to be effective on the date first above written.

TENANT:

WARP DRIVE BIO, LLC, a Delaware limited liability company

By:
Its:

LANDLORD:

ARE-TECH SQUARE, LLC, a Delaware limited liability company

By:	ARE-MA REGION NO. 31, LLC, a Delaware limited liability company, its manager

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

		By:	ARE-QRS CORP., a Maryland corporation, general partner

By:
Its:

Rules and Regulations	400 Technology Square/Warp Drive - Page 1

EXHIBIT E TO LEASE

Rules and Regulations

1. The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or any Tenant Party, or used by them for any purpose other than ingress and egress to and from the Premises.

2. Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3. Except for animals assisting the disabled, no animals shall be allowed in the Premises, offices, halls, or corridors in the Project.

4. Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5. If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant’s expense.

6. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7. Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no “For Sale” or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8. Tenant shall maintain the Premises free from rodents, insects and other pests.

9. Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

Rules and Regulations	400 Technology Square/Warp Drive - Page 2

11. Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12. Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13. All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14. No auction, public or private, will be permitted on the Premises or the Project.

15. No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16. The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17. Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord’s consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

Net Multi-Tenant Laboratory	400 Technology Square/Warp Drive - Page 1

EXHIBIT F TO LEASE

TENANT’S PERSONAL PROPERTY

None.

FIRST AMENDMENT TO LEASE

This First Amendment to Lease (the “First Amendment”) is made as of May 18, 2017, by and between ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”), and WARP DRIVE BIO, INC., a Delaware corporation (“Tenant”), formerly known as WARP DRIVE BIO, LLC, a Delaware limited liability company.

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of August 22, 2012 (the “Lease”), wherein Landlord leases to Tenant certain premises containing approximately 21,621 rentable square feet (the “Premises”) located at 400 Technology Square, Cambridge, Massachusetts, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The Base Term of the Lease is scheduled to expire on February 28, 2018.

C. Tenant has timely exercised its Extension Right pursuant to Section 39 of the Lease.

D. Landlord and Tenant desire to amend the Lease to, among other things, extend the term of the Lease through February 28, 2023 (the “First Amendment Expiration Date”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.

Term. The expiration date of the term of the Lease is hereby extended through the First Amendment Expiration Date. Tenant’ occupancy of the Premises through the First Amendment Expiration Date shall be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.

2.	Base Rent. Tenant shall continue to pay Base Rent as provided in the Lease through February 29, 2018. Commencing on March 1, 2018, Base Rent shall be payable pursuant to the following schedule:

Date Range:	Base Rent $/ RSF per year:	Base Rent Monthly Amount:
3/1/2018 - 2/28/19	$74.50	$134,230.38
3/1/2019 - 2/29/20	$76.74	$138,257.29
3/1/2020 - 2/28/21	$79.04	$142,405.00
3/1/2021 - 2/28/22	$81.41	$146,677.15
3/1/2022 - 2/28/23	$83.85	$151,077.47

3.	Extension Right. As of the date of this First Amendment, Section 39(a) of the Lease is hereby deleted and replaced with the following:

“(a) Extension Right. Subject to the superior rights of The General Hospital Corporation (i.e., Ragon Institute)(“Ragon”) as same exists on the day hereof to expand its premises to include the Premises, Tenant shall have 1 right (an “Extension Right”) to extend the term of this Lease for 5 years (an “Extension Term”) on the same terms and conditions as this Lease (other than with respect to Base Rent and the Work Letter) by giving Landlord written notice of its election to exercise the Extension Right (“Extension Notice”) at least 15 months and no more than 18 months prior to the First Amendment Expiration Date. Upon receipt of an Extension Notice from Tenant, Landlord shall offer the Premises to Ragon pursuant to the terms of Ragon’s lease. Following the completion of the procedures required under the Ragon lease in connection with Ragon’s rights to expand into the Premises, Landlord shall notify Tenant in writing whether or not Ragon has elected to expand its premises to include the Premises following the First Amendment Expiration Date. If Ragon elects to expand its premises to include the Premises, this Lease shall terminate on the First Amendment Expiration Date and Tenant’s Extension Right under this Section 39 shall be null and void and of no further force or effect. If Ragon does not elect to expand its premises to include the Premises, Landlord’s notice to Tenant will also include Landlord’s determination of the Market Rate.

Upon the commencement of the Extension Term, Base Rent shall be payable at the Market Rate (as defined below). Base Rent shall thereafter be adjusted on each annual anniversary of the commencement of the Extension Term by a percentage as determined by Landlord and agreed to by Tenant at the time the Market Rate is determined. As used herein, “Market Rate” shall mean the rate that comparable landlords of comparable buildings have accepted in current transactions from non-equity (i.e., not being offered equity in the buildings) and nonaffiliated tenants of similar financial strength for space of comparable size, quality (including all Tenant Improvements, Alterations and other improvements) and floor height in comparable laboratory/office buildings in the Cambridge area for a comparable term, with the determination of the Market Rate to take into account all relevant factors, including tenant inducements, views, parking costs, leasing commissions, allowances or concessions, if any. In addition, Landlord may impose a market rent for the parking rights provided hereunder.

If, on or before the date which is 180 days prior to the expiration of the Base Term of this Lease, Tenant has not agreed with Landlord’s determination of the Market Rate and the rent escalations during the Extension Term after negotiating in good faith, Tenant shall be deemed to have elected arbitration as described in Section 39(b). Tenant acknowledges and agrees that, if Tenant has elected to exercise the Extension Right by delivering notice to Landlord as required in this Section 39(a), Tenant shall have no right thereafter to rescind or elect not to extend the term of the Lease for the Extension Term.”

4.

Indemnity. Notwithstanding anything to the contrary contained herein or in the Lease, Tenant acknowledges and agrees that, in order to reflect changes in applicable laws, retroactive to the date of the Lease, the language of Section 16 of the Lease which reads “unless caused solely by the willful misconduct or negligence of Landlord” is hereby deleted in its entirety and replaced with the following: “except to the extent caused by the willful misconduct or negligence of Landlord.”

2

5.

OFAC. Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of this Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of this Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

6.	Miscellaneous.

a.

This First Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This First Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.	This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.

c.

This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this First Amendment attached thereto.

d.

Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this First Amendment and that no Broker brought about this transaction, other than Transwestern and NGKF. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker, other than Transwestern and NGKF, claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this First Amendment.

e.

Except as amended and/or modified by this First Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this First Amendment. In the event of any conflict between the provisions of this First Amendment and the provisions of the Lease, the provisions of this First Amendment shall prevail. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

[Signatures are on the next page]

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IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the day and year first above written.

TENANT:

WARP DRIVE BIO, INC., a Delaware limited liability company

By:	/s/ Laurence E. Reid
Its:	Laurence E. Reid
CEO

LANDLORD:

ARE-TECH SQUARE, LLC, a Delaware limited liability company

By:	ARE-MA REGION NO. 31, LLC,
a Delaware limited liability company, its manager

	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, its managing member

		By:	ARE-QRS CORP.,
a Maryland corporation, general partner

			By:	/s/ Eric S. Johnson
			Its:	Eric S. Johnson
Senior Vice President RE Legal Affairs

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ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment”) is made by and between WARP DRIVE BIO, LLC, a Delaware limited liability company (“Assignor”) and REVOLUTION MEDICINES, INC., a Delaware corporation (“Assignee”) as of January 30, 2019 (the “Effective Date”).

RECITALS

A. WHEREAS, ARE-TECH SQUARE, LLC, a Delaware limited liability company (“Landlord”) and Assignor are parties to that certain Lease Agreement dated as of August 22, 2012, as amended by that certain First Amendment to Lease dated as of May 18, 2017 (as amended, the “Lease”), pursuant to which Landlord leases to Assignor space containing approximately 21,621 rentable square feet consisting of the entire second (2nd) floor (the “Premises”) of the building located at 400 Technology Square, Cambridge, Massachusetts (the “Building”);

B. WHEREAS, Assignor was acquired by Assignee in a merger transaction wherein Assignor became, and remains now, a wholly-owned subsidiary of Assignee which is controlled by Assignee; and

C. WHEREAS, Assignor desires to assign all of Assignor’s right, title, and interest as “Tenant” under the Lease to Assignee, and Assignee desires to accept such assignment and assume all obligations associated therewith from and after the Effective Date, which assignment and assumption constitutes a Control Permitted Assignment (as that term is defined in Section 22(b) of the Lease);

NOW, THEREFORE, for the covenants and promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. RECITALS. The foregoing recitals are hereby made a part of this Assignment.

2. ASSIGNMENT AND ASSUMPTION. Subject to the provisions of this Assignment, effective as of the Effective Date, Assignor hereby irrevocably and unconditionally grants, assigns, transfers, conveys and delivers to Assignee all Assignor’s right, title and interest in the Lease, and Assignee hereby (i) accepts the assignment of all Assignor’s right, title and interest in the Lease, (ii) agrees to be fully bound as “Tenant” under the Lease from and after the Effective Date, and (iii) assumes Assignor’s obligations accruing under the Lease from and after the Effective Date.

3. GOVERNING LAW; COUNTERPARTS. This Assignment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. This Assignment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Assignment shall be equivalent to, and have the same force and effect as, an original signature.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Assignment as of Effective Date.

ASSIGNOR:

WARP DRIVE BIO, LLC, a Delaware limited liability company

By:	/s/ Margaret A. Horn
Name:	Margaret A. Horn
Title:	Chief Financial Officer

ASSIGNEE:

REVOLUTION MEDICINES, INC., a Delaware corporation

By:	/s/ Mark A. Goldsmith
Name:	Mark A. Goldsmith
Title:	Chief Executive Officer

[Signature Page to Assignment and Assumption of Lease]

EXHIBIT B

FORM OF GUARANTY

GUARANTY OF SUBLEASE

This Guaranty of Sublease (this “Guaranty”) is made as of January ___, 2019, by THIRD ROCK VENTURES, LLC, a Delaware limited liability company (“Guarantor”), whose address is as set forth in Section 9 hereof, in favor of REVOLUTION MEDICINES, INC., a Delaware corporation (“Sublandlord”), whose address is as set forth in Section 9 hereof.

RECITALS

WHEREAS, Sublandlord, as sublandlord, and Casma Therapeutics, Inc. a Delaware corporation (“Subtenant”), as subtenant, desire to enter into that certain Sublease Agreement dated on or about the date hereof (the “Sublease”) with respect to space containing approximately 21,621 rentable square feet consisting of the entire second (2nd) floor (the “Premises”) of the building located at 400 Technology Square, Cambridge, Massachusetts;

WHEREAS, Guarantor has direct or indirect ownership interests in Subtenant, and Guarantor expects to receive substantial benefit from Sublandlord’s execution of the Sublease with Subtenant;

WHEREAS, Guarantor desires to fully and unconditionally guaranty the obligations of Subtenant under the Sublease pursuant to the terms and conditions of this Guaranty; and

WHEREAS, Sublandlord would not agree to execute the Sublease if Guarantor did not agree to execute and deliver to Sublandlord this Guaranty.

NOW, THEREFORE, Guarantor agrees with Sublandlord as follows:

1. Guarantor guarantees that all sums stated in the Sublease to be payable by Subtenant shall be promptly paid in full when due in accordance with the Sublease and that Subtenant shall perform and observe all of its obligations under the Sublease. If any such sum or obligation is not timely paid, performed or observed, then Guarantor shall, promptly after notice thereof and the expiration of any applicable grace period granted to Subtenant under the Sublease, pay or perform the same regardless of (a) whether Sublandlord shall have taken any steps to enforce any rights against Subtenant or any other person, (b) termination of the Sublease as a result of Subtenant’s default, or (c) any other condition or contingency. Guarantor shall also pay all expenses of collecting any such sum or of otherwise enforcing this Guaranty, including professional fees. This Guaranty is a guaranty of performance and payment and not merely collection. If an action is commenced between the parties in connection with the enforcement of any provision of this Guaranty, the prevailing party in that action shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees. Capitalized terms used but not defined herein shall have the meanings ascribed in the Sublease.

2. This Guaranty is a continuing guaranty and the obligations of Guarantor hereunder are absolute, irrevocable and unconditional. Except to the extent the obligations of Subtenant under the Sublease are performed in full, there is no circumstance under which Guarantor shall be discharged from any of its obligations under, or have any defense to the enforcement of, this Guaranty. Without limiting the generality of the foregoing, Guarantor’s obligations and covenants under this Guaranty shall in no way be affected or impaired by reason of the happening from time to time of any of the following, whether or not Guarantor has been notified thereof or consented thereto: (a) any invalidity, illegality or unenforceability of the Sublease, or any termination of the Sublease for any reason whatsoever (including a bankruptcy); (b) any defenses or rights of set-off or counterclaim of Subtenant or Guarantor; (c) Sublandlord’s waiver of the performance or observance by Subtenant, Guarantor or any other party of any covenant or condition contained in the Sublease or this Guaranty; (d) any extension, in whole or in part, of the time for payment by Subtenant or Guarantor of any sums owing or payable under the Sublease or this Guaranty, or of any other sums or obligations under or arising out of or on account of the Sublease or this Guaranty, or the renewal of the Sublease or this Guaranty; (e) any full or partial assignment of the Sublease or sub-subletting of the Premises; (f) any modification or amendment (whether material or otherwise) of any of the obligations of Subtenant or Guarantor under the Sublease or this Guaranty; (g) the doing or the omission of any act referred to in the Sublease or this Guaranty (including the giving of any consent referred to in the Sublease or this Guaranty); (h) Sublandlord’s failure or delay to exercise any right or remedy available to Sublandlord or any action on the part of Sublandlord granting indulgence or extension in any form whatsoever; (i) any voluntary or involuntary insolvency, bankruptcy, assignment for the benefit of creditors, trusteeship, reorganization, or other similar proceeding affecting Subtenant or Guarantor or any of Subtenant’s or Guarantor’s assets; (j) the release of Subtenant or Guarantor from the performance or observation of any covenant or condition contained in the Sublease or this Guaranty by operation of law; (k) any act, amendment, agreement or other device of Master Landlord (“Master Landlord Act”), unless Sublandlord is a party thereto or Sublandlord expressly consents in writing to such affected or impaired obligation of Guarantor by such Master Landlord Act; or (l) any other matters whatsoever, whether or not similar to those specifically mentioned herein, other than the full payment and performance of all obligations of Subtenant under the Sublease.

3. Guarantor waives any right Guarantor may now or hereafter have against Subtenant (and/or any other guarantor of Subtenant’s obligations under the Sublease) with respect to this Guaranty (including any right of subrogation, reimbursement, exoneration, contribution, indemnification or similar right, and any right to participate in any claim, right or remedy of Sublandlord against Subtenant or any security which Sublandlord now or hereafter has with respect to the Sublease), whether such right arises under an express or implied contract, by operation of law, or otherwise. Guarantor shall be deemed not to be a “creditor” (as defined in Section 101 of the Bankruptcy Code) of Subtenant by reason of the existence of this Guaranty in the event that Subtenant becomes a debtor in any proceeding under the Bankruptcy Code. In connection with a proceeding under the Bankruptcy Code, should Sublandlord repay to Subtenant or Guarantor, or be obligated by applicable law to repay to Subtenant or Guarantor, any amounts previously paid, then this Guaranty shall be reinstated in the amount Sublandlord repays or is so obligated to repay.

4. If all or any part of the Sublease is rejected, disaffirmed or otherwise avoided pursuant to applicable law affecting creditors’ rights, then Guarantor shall, and does hereby (without the necessity of any further agreement or act), assume all obligations and liabilities of Subtenant under the Sublease to the same extent as if Guarantor were originally named Subtenant under the Sublease and there had been no such rejection, disaffirmance or avoidance. Guarantor shall upon Sublandlord’s request promptly confirm in writing such assumption.

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5. Guarantor waives presentment, notice of dishonor, protest and notice of non-payment, non-performance or non-observance, notice of acceptance of this Guaranty and notice of any obligations or liabilities contracted or incurred by Subtenant. To the extent not prohibited by applicable law, Guarantor waives any right Guarantor may now or hereafter have to any hearing prior to the attachment of any real or personal property to satisfy Guarantor’s obligations and the benefits of any present or future constitution, statute or rule of law which exempts property from liability for debt.

6. This Guaranty shall be governed by the laws of the jurisdiction in which the Premises are located, may not be modified or amended except by a written agreement duly executed by the parties, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Guarantor’s obligations hereunder shall not be assigned or delegated without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole and absolute discretion. Sublandlord may assign this Guaranty to any successor to the Sublease or Master Landlord at any time and without notice to Guarantor. Sublandlord may designate the location and receiving party of any payment under this Guaranty, from time to time, effective immediately upon notice to Guarantor. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to any guaranteed obligations arising or created after any attempted revocation by Guarantor. Any references in this Guaranty to “Subtenant” shall include the named Subtenant and its trustee in bankruptcy, receiver, conservator, and other successors and assigns.

7. Guarantor’s liability under this Guaranty is direct and primary, and not secondary, and shall be joint and several with that of Subtenant. Sublandlord may proceed against Guarantor under this Guaranty without initiating or exhausting any remedy against Subtenant (provided that a default has occurred and is continuing beyond all applicable notice and cure periods provided in the Sublease), and may proceed against Subtenant and Guarantor separately or concurrently. All remedies afforded to Sublandlord by reason of this Guaranty are separate and cumulative. Guarantor agrees to indemnify Sublandlord for, and hold Sublandlord harmless against, all losses, costs and expenses, including without limitation, all court costs and attorneys’ fees (including appellate fees, if any), incurred or paid by Sublandlord in enforcing or compromising any rights under this Guaranty or enforcing or compromising the performance of the Sublease. Guarantor waives any right it may have to require Sublandlord to institute or prosecute an action against Subtenant or any other person before proceeding against Guarantor. If more than one natural person and/or entity shall constitute Guarantor, then the liability of each such person or entity shall be joint and several and no waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

8. Within five (5) days after Sublandlord’s written request, Guarantor shall execute and deliver to Sublandlord a written statement certifying any matter concerning this Guaranty or the Sublease as Sublandlord may request. From time to time upon not less than five (5) days’ prior written notice, Guarantor shall submit such information regarding Guarantor’s and Subtenant’s financial condition as Sublandlord may request.

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9. Any notice which Sublandlord may elect to send shall be binding upon Guarantor if mailed to Guarantor’s address set forth below or to the last address known to Sublandlord, by United States certified mail, return receipt requested, or by Federal Express or other overnight courier.

If to Sublandlord:	Revolution Medicines, Inc.
700 Saginaw Drive
Redwood City, CA 94063
Attn: General Counsel
[***]
If to Guarantor:

10. TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR AND SUBLANDLORD EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING AT LAW, IN EQUITY OR OTHERWISE, BROUGHT ON, UNDER OR BY VIRTUE OF THIS GUARANTY. GUARANTOR WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT IN THE JURISDICTION IN WHICH THE PREMISES ARE LOCATED AND WAIVES ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

11. Guarantor hereby consents to the exercise of personal jurisdiction over Guarantor by any federal or local court in the jurisdiction in which the Premises are located. Service shall be effected by any means permitted by the court in which any action is filed, or, at Sublandlord’s option, by mailing process, postage prepaid, by certified mail, return receipt requested, to Guarantor at Guarantor’s address set forth in this Guaranty. Service shall be deemed effective upon receipt or upon attempted delivery, if delivery is refused. Guarantor shall designate a change of address or agent by written notice given by certified mail, return receipt requested, at least ten (10) days before such change is to become effective.

12. Guarantor represents and warrants that Sublandlord’s execution of the Sublease is a material and direct economic benefit to Guarantor and constitutes good, valuable and sufficient consideration for Guarantor’s execution of this Guaranty, notwithstanding any future rejection or other termination of all or any part of the Sublease. Guarantor represents and warrants that all financial statements and information regarding Guarantor that have been or will be delivered to Sublandlord are true, correct and complete. Each individual signing this Guaranty warrants and represents that he or she is duly authorized to execute and deliver this Guaranty, and that, if Guarantor is a corporation or limited liability company, Guarantor is a duly organized corporation in good standing under the laws of the state of its incorporation or formation, is qualified to do business and is in good standing in the jurisdiction in which the Premises are located, and has the power and authority to enter into this Guaranty, and that all corporate or limited liability company action requisite to authorize Guarantor to enter into this Guaranty has been duly taken.

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13. If any term or provisions of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforceable to the fullest extent permitted by law.

[SIGNATURE APPEARS ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

GUARANTOR:

THIRD ROCK VENTURES, LLC
a Delaware limited liability company

By:
Name:
Title:

[Exhibit B to Sublease Agreement]

EXHIBIT C

FORM OF BILL OF SALE

BILL OF SALE

REVOLUTION MEDICINES, INC., a Delaware corporation (“Seller”), for One Dollar ($1.00) and other good and valuable consideration paid to Seller by CASMA THERAPEUTICS, INC. a Delaware corporation (“Buyer”) the receipt and sufficiency of which are hereby acknowledged, hereby, as of ___________________, sells, conveys, assigns, transfers, delivers, and sets over unto Buyer, from and after the date hereof, all of Seller’s right, title and interest in and to all FF&E (as defined in that certain Sublease dated February ___, 2019 by and between Seller, as Sublandlord, and Buyer, as subtenant), without any representations or warranties of any kind, express or implied, to Buyer with respect to the FF&E including, without limitation, any representations or warranties as to the condition or functionality of the FF&E, or the suitability of the FF&E for Buyer’s purposes. Buyer agrees to accept the FF&E in its “as is, where is, with all faults” condition.

TO HAVE AND TO HOLD unto Buyer and its successors and assigns, forever.

SELLER:

REVOLUTION MEDICINES, INC.
a Delaware corporation

By:
Name:
Title:

[Exhibit C to Sublease Agreement]